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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                           PARADIGM TECHNOLOGY, INC.,
                             a Delaware corporation;


                           PARADIGM ENTERPRISES, INC.
                           a Delaware corporation; and


                                IXYS CORPORATION
                             a Delaware corporation





                           ---------------------------
                            Dated as of March 6, 1998
                           ---------------------------


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
                                TABLE OF CONTENTS

                                                                                              PAGE

SECTION 1.     DESCRIPTION OF TRANSACTION........................................................1

        1.1    Merger of Merger Sub into the Company.............................................1

        1.2    Effect of the Merger..............................................................1

        1.3    Closing; Effective Time...........................................................1

        1.4    Certificate of Incorporation and Bylaws; Directors and Officers...................2

        1.5    Conversion of Shares..............................................................2

        1.6    Closing of the Company's Transfer Books...........................................6

        1.7    Exchange of Certificates..........................................................6

        1.8    Appraisal Rights..................................................................8

        1.9    Tax Consequences..................................................................8

        1.10   Accounting Consequences...........................................................8

        1.11   Further Action....................................................................8

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................8

        2.1    Due Organization; Subsidiaries; Etc...............................................8

        2.2    Certificate of Incorporation and Bylaws...........................................9

        2.3    Capitalization, Etc...............................................................9

        2.4    Financial Statements.............................................................10

        2.5    Absence of Changes...............................................................11

        2.6    Title to Assets..................................................................12

        2.7    Receivables; Inventory...........................................................12

        2.8    Buildings, Equipment; Leasehold..................................................13

        2.9    Proprietary Assets...............................................................13

        2.10   Contracts........................................................................15

        2.11   Liabilities......................................................................17

        2.12   Compliance with Legal Requirements...............................................17

        2.13   Certain Business Practices.......................................................17

        2.14   Governmental Authorizations......................................................17

        2.15   Tax Matters......................................................................18

        2.16   Employee and Labor Matters; Benefit Plans........................................19

        2.17   Environmental Matters............................................................21


                                       i.


                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                              PAGE

        2.18   Insurance........................................................................23

        2.19   Transactions With Affiliates.....................................................23

        2.20   Legal Proceedings; Orders........................................................23

        2.21   Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of
               Agreement........................................................................23

        2.22   Section 203 of the DGCL Not Applicable...........................................24

        2.23   No Existing Discussions..........................................................24

        2.24   Vote Required....................................................................24

        2.25   Non-Contravention; Consents......................................................24

        2.26   Financial Advisor................................................................25

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..........................26

        3.1    Due Organization; Subsidiaries; Etc..............................................26

        3.2    Certificate of Incorporation and Bylaws..........................................26

        3.3    Capitalization, Etc..............................................................26

        3.4    SEC Filings; Financial Statements................................................28

        3.5    Absence of Changes...............................................................28

        3.6    Title to Assets..................................................................30

        3.7    Receivables; Inventory...........................................................31

        3.8    Buildings, Equipment; Leasehold..................................................31

        3.9    Proprietary Assets...............................................................32

        3.10   Contracts........................................................................33

        3.11   Liabilities......................................................................35

        3.12   Compliance with Legal Requirements...............................................35

        3.13   Certain Business Practices.......................................................35

        3.14   Governmental Authorizations......................................................35

        3.15   Tax Matters......................................................................36

        3.16   Employee and Labor Matters; Benefit Plans........................................37

        3.17   Environmental Matters............................................................39

        3.18   Insurance........................................................................40

        3.19   Transactions with Affiliates.....................................................40

                                      ii.


                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                              PAGE

        3.20   Legal Proceedings; Orders........................................................40

        3.21   Authority; Binding Nature of Agreement...........................................41

        3.22   Section 203 of the DGCL Not Applicable...........................................41

        3.23   No Existing Discussions..........................................................41

        3.24   Vote Required....................................................................41

        3.25   Non-Contravention; Consents......................................................41

        3.26   Fairness Opinion.................................................................42

        3.27   Financial Advisor................................................................43

SECTION 4.     CERTAIN COVENANTS OF THE COMPANY.................................................43

        4.1    Access and Investigation.........................................................43

        4.2    Operation of the Company's Business..............................................43

        4.3    No Solicitation..................................................................44

        4.4    Disclosure.......................................................................45

SECTION 5.     CERTAIN COVENANTS OF PARENT......................................................45

        5.1    Access and Investigation.........................................................45

        5.2    Operation of Parent's Business...................................................46

        5.3    No Solicitation..................................................................49

        5.4    Parent Capitalization; Name Change...............................................49

        5.5    Disclosures......................................................................50

SECTION 6.     ADDITIONAL COVENANTS OF THE PARTIES..............................................50

        6.1    Registration Statement; Joint Proxy Statement/Prospectus.........................50

        6.2    Company Stockholders' Meeting....................................................51

        6.3    Parent Stockholders' Meeting.....................................................52

        6.4    Regulatory Approvals.............................................................53

        6.5    Indemnification of Officers and Directors........................................53

        6.6    Additional Agreements............................................................55

        6.7    Disclosure.......................................................................55

        6.8    Affiliate Agreements.............................................................56

        6.9    Tax Matters......................................................................56

        6.10   Corporate Governance.............................................................56

                                      iii.


                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                              PAGE

        6.11   Resignations.....................................................................56

        6.12   Registration Rights Agreement....................................................57

SECTION 7.     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB.....................57

        7.1    Accuracy of Representations......................................................57

        7.2    Performance of Covenants.........................................................57

        7.3    Effectiveness of Registration Statement..........................................57

        7.4    Parent Stockholder Approval......................................................57

        7.5    Company Stockholder Approval.....................................................57

        7.6    Agreements and Documents.........................................................57

        7.7    No Material Adverse Change.......................................................58

        7.8    HSR Act..........................................................................58

        7.9    Additional Shares................................................................58

        7.10   No Restraints....................................................................58

        7.11   Consents.........................................................................58

SECTION 8.     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY...............................58

        8.1    Accuracy of Representations......................................................58

        8.2    Performance of Covenants.........................................................58

        8.3    Effectiveness of Registration Statement..........................................58

        8.4    Parent Stockholder Approval......................................................59

        8.5    Company Stockholder Approval.....................................................59

        8.6    Parent Capitalization............................................................59

        8.7    Consents.........................................................................59

        8.8    Agreements and Documents.........................................................59

        8.9    No Material Adverse Change.......................................................60

        8.10   Market for Parent Common Stock...................................................60

        8.11   HSR Act..........................................................................60

        8.12   Additional Shares................................................................60

        8.13   Appraisal Rights.................................................................60

        8.14   Blue Sky Law.....................................................................60

        8.15   No Restraints....................................................................60

                                      iv.


                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                                              PAGE

        8.16   No Governmental Litigation.......................................................60

        8.17   No Other Litigation..............................................................60

        8.18   Taxes............................................................................60

SECTION 9.     TERMINATION......................................................................60

        9.1    Termination......................................................................60

        9.2    Effect of Termination............................................................60

        9.3    Expenses; Termination Fees.......................................................60

SECTION 10.    MISCELLANEOUS PROVISIONS.........................................................60

        10.1   Amendment........................................................................60

        10.2   Waiver...........................................................................60

        10.3   No Survival of Representations and Warranties....................................60

        10.4   Entire Agreement; Counterparts; Applicable Law...................................60

        10.5   Disclosure Schedule..............................................................60

        10.6   Attorneys' Fees..................................................................60

        10.7   Assignability....................................................................60

        10.8   Notices..........................................................................60

        10.9   Cooperation......................................................................60

        10.10  Construction.....................................................................60

                                       v.

                                    EXHIBITS


Exhibit A   -   Certain Definitions

Exhibit B   -   Form of Certificate of Incorporation of Surviving Corporation

Exhibit C   -   Directors of Surviving Corporation

Exhibit D   -   Company Form of Affiliate Agreement

Exhibit E   -   Form of Parent Tax Representation Letter

Exhibit F   -   Form of Company Tax Representation Letter

Exhibit G   -   Registration and Stockholder Rights Agreement

Exhibit H   -   Directors of Parent

Exhibit I   -   Form of legal opinion of Cooley Godward LLP

Exhibit J   -   Form of legal opinion of Pillsbury Madison & Sutro LLP


                                      vi.

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                                       7.

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION


        THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is made and entered into as of March __, 1998 by and among: PARADIGM TECHNOLOGY, INC., a Delaware corporation ("Parent"); PARADIGM ENTERPRISES, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and IXYS CORPORATION, a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement but not defined herein are defined in Exhibit A.


                                    RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

        B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For financial reporting purposes, it is intended that the Merger be accounted for as a "purchase."

        C. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger.


                                    AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:


Section 1.  Description of Transaction

        1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

        1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law (the "DGCL").

        1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, at 10:00 a.m. on a date to be agreed upon by Parent and the Company (the "Closing Date"), which (subject to the satisfaction or waiver of the conditions set forth in Sections 7 and 8) shall be no later than the fifth business day

                                       1.

after satisfaction of the latest to occur of the conditions set forth in Sections 7.4, 7.5, 7.7, 8.4, 8.5 and 8.12. Contemporaneously with or as promptly as practicable after the Closing, the parties shall cause a properly executed certificate of merger conforming to the requirements of the DGCL (the "Certificate of Merger") to be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

        1.4 Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by the Company prior to the Effective
Time:

        (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit B;

        (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of the Company; and

        (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals set forth on Exhibit C.

        1.5  Conversion of Shares.

        (a) Subject to Sections 1.5(d) and 1.8, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

             (i) any shares of Company Capital Stock then held by the Company or any subsidiary of the Company (or held in the Company's treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

             (ii) any shares of Company Capital Stock then held by Parent or Merger Sub, or any other subsidiary of Parent, shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

             (iii) except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b)(iv), 1.5(d), and 1.8 each share of Company Common Stock then outstanding shall be converted into the right to receive a fraction of a share of Parent Common Stock equal to the Exchange Ratio;

             (iv) except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b)(iv), 1.5(d), and 1.8 each share of Company Preferred Stock then outstanding shall be converted into the right to receive a fraction of a share of Parent Common Stock equal to the Exchange Ratio; and

             (v) each share of the common stock, par value $0.001 per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

        (b) The "Exchange Ratio" shall be the greater of (A) the Percentage Formula Ratio or (B) the Valuation Formula Ratio. The Exchange Ratio shall be expressed to six digits to the right of the decimal place.

             (i) As used herein, the "Percentage Formula Ratio" shall be determined according to the following formula:

                                   A = 19 x B
                                       ------
                                          C

, where "A" is the Percentage Formula Ratio, expressed to six digits to the right of the decimal place, "B" is the fully diluted capitalization of Parent, immediately prior to the Effective Time and having given effect to the Reverse Stock Split, expressed as the sum of (x) the number of shares of Parent Common Stock outstanding, (y) the number of shares of Parent Common Stock into which the outstanding Parent Preferred Stock converts pursuant to the Parent Preferred Stock Conversion and (z) the aggregate number of shares of Parent Common Stock for which outstanding warrants, options or other rights to acquire Parent Common Stock are exercisable and "C" is the fully diluted capitalization of the Company immediately prior to the Effective Time, expressed as the sum of (A) the number of shares of Company Common Stock outstanding, (B) the number of shares of Company Common Stock issuable upon conversion of the outstanding shares of Company Preferred Stock and (C) the aggregate number of shares of Company Common Stock for which outstanding warrants, options or other rights to acquire Company Common Stock are exercisable (such fully diluted capitalization being referred to herein as the "Company Fully Diluted Capitalization").

             (ii) As used herein, the "Valuation Formula Ratio" shall be determined according to the following formula:

                                D = $150,000,000
                                    ------------
                                       (E x C)

, where "D" is the Valuation Formula Ratio, expressed to six digits to the right of the decimal place, "E" is the average of the closing sale prices of Parent Common Stock for the ten trading days ending (and including) the trading day two business days prior to the date of the Parent Stockholders' Meeting, appropriately adjusted to reflect the completion of the Reverse Stock Split, and "C" is the Company Fully Diluted Capitalization.

             (iii) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Capital Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar, then the Exchange Ratio shall be appropriately adjusted. The Exchange Ratio already contemplates the Reverse Stock Split, and to the extent the Reverse Stock Split is implemented, no further adjustments to the Exchange Ratio are required.

        (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement

                                       3.

with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

        (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Capital Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock as reported by the Nasdaq National Market on the date the Merger becomes effective.

        (e) At the Effective Time, all rights with respect to Company Common Stock under each Company Option then outstanding under the Company Plans (as defined in Section 2.3(b)) shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the Company Plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest hundredth of a cent and
(iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; PROVIDED, HOWEVER, that each Company Option assumed by Parent in accordance with this Section 1.5(e) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. Parent shall file with the SEC, no later than 30 days after the date on which the Form S-4 Registration Statement becomes effective (and in any event prior to the Merger), a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options and the Company Plans assumed by Parent in accordance with this Section 1.5(e).

        (f) At the Effective Time, all rights with respect to Company Warrants then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Warrant in accordance with the terms (as in effect as of

                                       4.

the date of this Agreement) of the Warrant by which it is evidenced. From and after the Effective Time, (i) each Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), and (iii) the per share exercise price under each such Company Warrant shall be adjusted by dividing the per share exercise price under such Company Warrant by the Exchange Ratio and rounding up to the nearest hundredth of a cent; PROVIDED, HOWEVER, that each Company Warrant assumed by Parent in accordance with this Section 1.5(f) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time.

        1.6  Closing of the Company's Transfer Books. At the Effective
Time: (a) all shares of Company Capital outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Capital Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Capital Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Capital Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in
Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

        1.7  Exchange of Certificates.

        (a) On or prior to the Closing Date, ChaseMellon Shareholder Services, LLC shall act as exchange agent in the Merger (the "Exchange Agent"). Promptly after the Effective Time, Parent shall deposit with the Exchange Agent (i) blank certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1 and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

        (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably

                                       5.

required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock in accordance with Section 1.5(d)), and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit (but in no event a surety bond) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

        (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

        (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

        (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Capital Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

        (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Capital Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

                                       6.

        1.8 Appraisal Rights. Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Capital Stock for which, as of the Effective Time, "appraisal rights" within the meaning of Section 262 of the DGCL shall have been perfected, shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.5(d)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Section 262 of the DGCL; PROVIDED, HOWEVER, if any holders of such shares shall lose its appraisal rights, then, as of the later of the Effective Time or the loss of such rights, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.5(d)).

        1.9 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        1.10 Accounting Consequences. For financial reporting purposes, the Merger is intended to be accounted for as a "purchase."

        1.11 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

Section 2.  Representations and Warranties of the Company

        Except as disclosed in the Company Disclosure Schedule, the Company represents and warrants to Parent and Merger Sub as follows:

        2.1  Due Organization; Subsidiaries; Etc.

        (a) The Company does not own more than 50% of the shares of the voting capital stock, or more than 50% of the equity interest of any nature in any Entity except for the corporations identified in Part 2.1(a)(i) of the Acquired Corporation Disclosure Schedule (such corporations being collectively referred to, with the Company, as the "Acquired Corporations"); and none of the Acquired Corporations owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Acquired Corporations. None of the Acquired Corporations has agreed, and none of the Acquired Corporations is obligated or bound to any contract under which it may become obligated, to make any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of any general partnership, limited partnership or other Entity.

        (b) Each of the Acquired Corporations is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which

                                       7.

recognize such concept) under the laws of the jurisdiction of its organization and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and
(iii) to perform its obligations under all Contracts by which it is bound.

        (c) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, (with respect to jurisdictions which recognize such concept) under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on the Acquired Corporations.

        2.2 Certificate of Incorporation and Bylaws. The Company has delivered to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents, including all amendments thereto, of the Company.

        2.3  Capitalization, Etc.

        (a) The entire authorized capital stock of the Company consists of: (i) 250,000,000 shares of common stock, $0.001 par value per share; and (ii) 116,000,000 shares of preferred stock, $0.001 par value per share, of which 41,200,000 shares have been designated as Series A Preferred Stock and 74,382,633 shares have been designated as Series B Preferred Stock. There are, as of the date of this Agreement: (i) 72,557,485 shares of Company Common Stock issued and outstanding; (ii) 37,026,730 shares of Series A Preferred Stock issued and outstanding and; (iii) 74,382,633 shares of Series B Preferred Stock issued and outstanding. All of the outstanding shares of Company Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of Company Capital Stock held by any of the other Acquired Corporations. As of the date of this Agreement, and except as set forth in Part 2.3(a) of the Acquired Corporation Disclosure Schedule: (i) none of the outstanding shares of Company Capital Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Capital Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Capital Stock. None of the Acquired Corporations is under any obligation or bound by any contract pursuant to which it may become obligated to repurchase, redeem or otherwise acquire any outstanding shares of Company Capital Stock.

                                       8.

        (b) As of the date of this Agreement, 5,527,850 shares of Company Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under the Company's common stock option plans (the "Company Plans"), (stock options granted by the Company pursuant to the Company Plans are referred to in this Agreement as "Company Options") and 2,663 shares of Company Common Stock are reserved and available for future issuance pursuant to future grants of stock options. Part 2.3(b) of the Acquired Corporation Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Option;
(iii) the exercise price of such Company Option; (iv) the date on which such Company Option was granted; (v) the applicable vesting schedule and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vi) the date on which such Company Option expires. The Company has delivered to Parent an accurate and complete copy of the Company Plans.

        (c) As of the date of this Agreement, 19,265,176 shares of Company Common Stock are reserved for future issuance pursuant to outstanding warrants to purchase Company Common Stock (the "Company Warrants"). The Company has delivered to Parent an accurate and complete copy of the forms of all such warrants.

        (d) Except as set forth in Part 2.3(a), Part 2.3(b) and Part 2.3(c) of the Acquired Corporation Disclosure Schedule, as of the date of this Agreement there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) granted by the Company to acquire any shares of Company Capital Stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of Company Capital Stock or other securities of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of (iv) Company Capital Stock or any other securities; or condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of Company Capital Stock or other securities of the Company.

        (e) All outstanding shares of Company Capital Stock, all outstanding Company Options, all outstanding warrants to purchase Company Common Stock and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts.

        2.4  Financial Statements.

        (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

             (i) The audited balance sheets of the Company as of March 31, 1997 and 1996 and the related audited consolidated income statements, consolidated statements of stockholders' equity and consolidated statements of cash flows of the Company and its

                                       9.

subsidiaries for the years then ended, together with the notes thereto and the unqualified report and opinion of Coopers & Lybrand LLP relating thereto; and

             (ii) the unaudited consolidated balance sheet of the Company as of December 31, 1997 (the "Company Unaudited Interim Balance Sheet"), and the related consolidated unaudited income statement of the Company and its subsidiaries for the nine months then ended.

        (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the results of consolidated operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) consolidated cash flows of the Company and its subsidiaries for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

        2.5  Absence of Changes.

        (a) Since December 31, 1997;

             (i) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance).

             (ii) none of the Acquired Corporations has (A) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or (B) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

             (iii) none of the Acquired Corporations has issued, granted or authorized the issuance of (A) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options),
(B) any option, warrant or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3(b) of the Acquired Corporation Disclosure Schedule) or (C) any instrument convertible into or exchangeable for any capital stock or other security;

             (iv) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company Plans, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

             (v) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations;

                                      10.

             (vi) other than in relation to Parent, none of the Acquired Corporations has (A) received any Acquisition Proposal or (B) solicited, initiated, encouraged or induced, or provided any nonpublic information to or entered into any discussions with, any Person for the purpose of soliciting, initiating, encouraging or inducing, the making or submission of any Acquisition Proposal;

             (vii) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any respect; and

             (viii) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(ii)" through "(vii)" above.

        (b) Since March 31, 1997, except as is reflected in the Company Unaudited Interim Balance Sheet, there has not been any material adverse change in the business, condition, assets, capitalization, liabilities, operations, financial performance or prospects of the Acquired Corporations taken as a whole, and no event has occurred that could reasonably be expected to have a Material Adverse Effect on any of the Acquired Corporations.

        2.6  Title to Assets.

        (a) Part 2.6 of the Acquired Corporation Disclosure Schedule contains a complete and accurate list of all real property, leaseholds, or other interests in real property owned by the Acquired Corporations (all such property owned by the Acquired Corporations being referred to herein as the "Acquired Corporation Owned Real Property" and all such real property leased by the Acquired Corporations being referred to herein as the "Acquired Corporation Leased Real Property"). The Acquired Corporations hold the leasehold interests of the Acquired Corporation Leased Real Property under the real property leases described in Part 2.6 of the Acquired Corporation Disclosure Schedule.

        (b) Each of the Acquired Corporations owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Company Unaudited Interim Balance Sheet; (ii) all other assets reflected in the books and records of each of the Acquired Corporations as being owned by such Acquired Corporation; and (iii) the real property identified in Part 2.6 of the Acquired Corporation Disclosure Schedule. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for (1) any lien for current taxes not yet due and payable,
(2) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations and (3) liens described in Part 2.6 of the Acquired Corporation Disclosure Schedule. All buildings, plants and structures owned or leased by the Acquired Corporations lie wholly within the boundaries of the real property owned or leased by the Acquired Corporations and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

        2.7  Receivables; Inventory.

        (a) All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Company Unaudited Interim Balance Sheet that have

                                      11.

not yet been collected and those accounts receivable that have arisen since December 31, 1997 and have not yet been collected) (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business and (ii), to the best of the Company's knowledge, except as set forth in Part 2.7(a) of the Acquired Corporation Disclosure Schedule, will be collected in full, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $500,000 in the aggregate).

        (b) Part 2.7(b) of the Acquired Corporation Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by any of the Acquired Corporations to any employee, director, consultant or independent contractor of any of the Acquired Corporations, other than routine travel advances made to employees in the ordinary course of business.

        (c) All inventory of the Acquired Corporations, whether or not reflected in the Company Unaudited Interim Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Company Unaudited Interim Balance Sheet. All inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Corporations.

        2.8 Buildings, Equipment; Leasehold. The buildings, plants, structures and all material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted), are adequate for the conduct of the respective businesses of the Acquired Corporations in the manner in which such businesses are currently being conducted, and are in compliance with all applicable Legal Requirements.

        2.9  Proprietary Assets.

        (a) Part 2.9(a)(i) of the Acquired Corporation Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Acquired Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Acquired Corporation Disclosure Schedule identifies and provides a brief description of any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to any of the Acquired Corporations by any Person (except for any Proprietary Asset that is licensed to any of the Acquired Corporations under any third party software license generally available to the public at a price per central processing unit less than $5,000), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such Acquired Corporation. To the Company's knowledge, the Acquired Corporations have good, valid and marketable title to all of the Proprietary Assets identified in Part 2.9(a)(i) of the Acquired Corporation Disclosure Schedule and to all other Proprietary Assets that an Acquired Corporation purports to own, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable and (ii) minor

                                      12.

liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations. The Acquired Corporations have a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.9(a)(ii) of the Acquired Corporation Disclosure Schedule. Except as set forth in Part 2.9(a)(iii) of the Acquired Corporation Disclosure Schedule, none of the Acquired Corporations has developed jointly with any other Person any Proprietary Asset that is material to the business of the Acquired Corporations with respect to which such other Person has any rights. Except as set forth in
Part 2.9(a)(iv) of the Acquired Corporation Disclosure Schedule, there is no Acquired Corporation Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Proprietary Asset.

        (b) Each of the Acquired Corporations has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 2.9(b) of the Acquired Corporation Disclosure Schedule, (i) all current employees of the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Acquired Corporation Proprietary Asset have executed and delivered to the Company an agreement that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered by the Company to Parent and (ii) all current consultants and independent contractors to the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any Acquired Corporation Proprietary Asset have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered by the Company to Parent. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Acquired Corporation Proprietary Asset. None of the Acquired Corporations has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any Acquired Corporation Proprietary Asset.

        (c) To the best knowledge of the Company: (i) all patents, trademarks, service marks and copyrights held by each of the Acquired Corporations are valid, enforceable and subsisting; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) no other Person is infringing,

                                      13.

misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset.

        (d) The Acquired Corporation Proprietary Assets constitute all of the Proprietary Assets necessary to enable each of the Acquired Corporations to conduct their business in the manner in which such business has been and is being conducted. None of the Acquired Corporations has (i) licensed any of the material Acquired Corporation Proprietary Assets to any Person on an exclusive basis or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

        2.10  Contracts.

        (a) Part 2.10 of the Acquired Corporation Disclosure Schedule identifies each Acquired Corporation Contract that constitutes an "Acquired Corporation Material Contract" as of the date of this Agreement. For purposes of this Agreement, each of the following shall be deemed to constitute an "Acquired Corporation Material Contract":

             (i) any Contract relating to the employment of, or the performance of services by, any employee or consultant with annual compensation in excess of $150,000, and any Contract pursuant to which any of the Acquired Corporations is, or may become, obligated to make any severance, termination or similar payment, bonus or relocation payment or any other payment (other than payments in respect of salary) in excess of $150,000, to any current or former employee or director of any of the Acquired Corporations;

             (ii) each lease, rental or occupancy agreement, installment and conditional sales agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except for any personal property lease, installment sales agreement or conditional sales agreement providing for aggregate payments by or to the Acquired Corporations of less than $25,000 and except for sales acknowledgments and purchase orders in the ordinary course of business);

             (iii) any Contract relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for (A) any Contract pursuant to which any Proprietary Asset is licensed to any Acquired Corporation under any third party software license generally available to the public at a price per central processing unit of less than $5,000, (B) any license implied in the sale by the Company of a tangible product or (C) any Contract between Acquired Corporations);

             (iv) any Contract which provides for indemnification of any officer, director, employee or agent of any Acquired Corporation;

             (v) any Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

                                      14.

             (vi) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

             (vii) any Contract requiring that any Acquired Corporation give any notice or provide any information to any Person prior to accepting an Acquisition Proposal;

             (viii) any Contract that has a term of more than 90 days and that may not be terminated without penalty within 90 days after the delivery of a termination notice by an Acquired Corporation (other than for the sale of products by an Acquired Corporation entered into in the ordinary course of business);

             (ix) any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make payments aggregating in excess of $100,000 or pursuant to which any of the Acquired Corporations is or may be entitled to receive in excess of $100,000 (other than for the sale of products or the purchase of components or materials by an Acquired Corporation entered into in the ordinary course of business);

             (x) any Contract (not otherwise identified in clauses "(i)" through "(ix)" of this sentence) that has or could reasonably be expected to have a material effect on the business, condition, assets, liabilities, capitalization, operations, financial performance or prospects of any of the Acquired Corporations or on any of the transactions contemplated by this Agreement (other than for the sale of products or the purchase of components or materials by an Acquired Corporation entered into in the ordinary course of business); and

             (xi) any other Contract, if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on any of the Acquired Corporations.

There is no Acquired Corporation Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body).

        (b) Each Acquired Corporation Contract that is an Acquired Corporation Material Contract is valid and in full force and effect, and is enforceable by the respective Acquired Corporation in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        (c) Except as set forth in Part 2.10 of the Acquired Corporation Disclosure Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract and, to the best of each of the knowledge of the Acquired Corporations, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract; (ii) to the best of the knowledge of the Acquired Corporations, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or could reasonably be expected to, (A) result in a

                                      15.

violation or breach of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to a rebate, chargeback, penalty or change in delivery schedule under any Acquired Corporation Contract, (D) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, or (E) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract; and
(iii) since September 30, 1997, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract.

        (d) No Person is renegotiating, or has a right pursuant to the terms of any Acquired Corporation Material Contract to renegotiate, any amount paid or payable to the Acquired Corporation under any Acquired Corporation Material Contract or any other material term or provision of any Acquired Corporation Material Contract.

        2.11 Liabilities. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Company Unaudited Interim Balance Sheet; (b) normal and recurring liabilities that have been incurred by any of the Acquired Corporations since December 31, 1997 in the ordinary course of business and consistent with past practices; and (c) liabilities described in Part 2.11 of the Acquired Corporation Disclosure Schedule.

        2.12 Compliance with Legal Requirements. Each of the Acquired Corporations is, and has at all times since December 31, 1994 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had, either individually or in the aggregate, and could not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations. Since December 31, 1994, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

        2.13 Certain Business Practices. None of the Acquired Corporations or any director, officer, agent or employee of any of the Acquired Corporations has
(i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

        2.14  Governmental Authorizations. The Company holds all
Governmental Authorizations necessary to enable it to conduct its business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. The Company is, and at all times since December 31, 1994 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. Since December 31, 1994, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or

                                       16.

failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization. Part 2.14 of the Acquired Corporation Disclosure Schedule contains an accurate and complete list of all presently effective United States Government Authorizations relating to the real or personal property of the Company, and the Company is in compliance with such Governmental Authorizations.

        2.15  Tax Matters.

        (a) All Tax Returns required to be filed by or on behalf of the Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

        (b) The Company Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the date thereof in accordance with GAAP. The Acquired Corporations will establish, in the ordinary course of business and consistent with past practices, reserves adequate for the payment of all Taxes for the period from December 31, 1997 through the Closing Date.

        (c) No Acquired Corporation Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by any of the Acquired Corporations or any other Person), and no such extension or waiver has been requested from any of the Acquired Corporations.

        (d) No claim or Legal Proceeding is pending or, to the best knowledge of the Acquired Corporations, has been threatened against or with respect to any of the Acquired Corporations in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any of the Acquired Corporations with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by such Acquired Corporation and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Acquired Corporations has been, or will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                                      17.

        (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

        2.16  Employee and Labor Matters; Benefit Plans.

        (a) Part 2.16(a) of the Acquired Corporation Disclosure Schedule identifies each salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death or disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement maintained within the United States (collectively, the "Acquired Corporation Plans") sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations or any ERISA Affiliate (as defined in Section 2.16(d) below) for the benefit of any current or former employee in the United States of any of the Acquired Corporations or any ERISA Affiliate.

        (b) Except as set forth in Part 2.16(a) of the Acquired Corporation Disclosure Schedule, neither the Acquired Corporations nor any ERISA Affiliate maintain, sponsor or contribute to, or have at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA) that is maintained within the United States for the benefit of employees or former employees of the Acquired Corporations or any ERISA Affiliate (an "Acquired Corporation Pension Plan"). None of the Acquired Corporation Pension Plans identified in the Acquired Corporation Disclosure
Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA) or is subject to Section 412 of the Code, Part 3 of Subtitle B of Title I of ERISA or Title IV of ERISA.

        (c) Except as set forth in Part 2.16(a) of the Acquired Corporation Disclosure Schedule, neither the Acquired Corporations nor any ERISA Affiliate maintain, sponsor or contribute to any: employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) that is maintained within the United States for the benefit of any employees or former employees of any of the Acquired Corporations or any ERISA Affiliate (an "Acquired Corporation Welfare Plan"). None of the Acquired Corporation Plans identified in the Acquired Corporation Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

        (d) None of the Acquired Corporations has or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"). None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code with any other Person within the United States. Neither the

                                      18.

Acquired Corporations nor any ERISA Affiliate has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, that is maintained within the United States, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

        (e) Neither the Acquired Corporations nor any ERISA Affiliate has any plan or commitment to create any additional Acquired Corporation Welfare Plans or Acquired Corporation Pension Plans, or to modify or change any existing Acquired Corporation Welfare Plan or Acquired Corporation Pension Plan (other than to comply with applicable law) in a manner that would affect any employee of any of the Acquired Corporations or any ERISA Affiliate.

        (f) No Acquired Corporation Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of any of the Acquired Corporations or any ERISA Affiliate after any such employee's termination of service (other than benefit coverage mandated by applicable law, including coverage provided pursuant to COBRA (as defined in Section 2.16(g) below)).

        (g) With respect to any Acquired Corporation Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code or Section 607(1) of ERISA, the provisions of Section 4980B of the Code and Sections 601 through 609 of ERISA ("COBRA") have been complied with in all material respects.

        (h) Each of the Acquired Corporation Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

        (i) Each of the Acquired Corporation Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination as to its qualification from the Internal Revenue Service, and nothing has occurred that would adversely affect such qualification.

        (j) Except as set forth in Part 2.16(j) of the Acquired Corporation Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment in the United States (including any bonus, golden parachute or severance payment) to any current or former employee or director of any of the Acquired Corporations (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

        (k) Part 2.16(k) of the Acquired Corporation Disclosure Schedule contains a list of all salaried employees located in the United States of each of the Acquired Corporations or any ERISA Affiliate as of the date of this Agreement whose salaries are in excess of $150,000 per year, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Neither any of the

                                      19.

Acquired Corporations nor any ERISA Affiliate is a party to any collective bargaining agreement or other Contract with a labor union involving any of their employees located in the United States. There has not been, is not now pending, and no Person has threatened to commence any slowdown, work stoppage, labor or dispute or any similar activity or dispute in the United States affecting any of the Acquired Corporations or any ERISA Affiliates or their employees since December 31, 1997. All of the employees in the United States of each of the Acquired Corporations and any ERISA Affiliates are "at will" employees.

        (l) Part 2.16(l) of the Acquired Corporation Disclosure Schedule identifies each employee in the United States of each of the Acquired Corporations or any ERISA Affiliate who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

        (m) Each of the Acquired Corporations and any ERISA Affiliate in the United States is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

        (n) Each of the Acquired Corporations has good labor relations, and none of the Acquired Corporations has any knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of any of the Acquired Corporations, or that (ii) any of the key employees of the Company intends to terminate his or her employment with such Acquired Corporation.

        (o) The employee benefit plans and arrangements that are currently maintained by the Acquired Corporations in Germany are in material compliance with applicable German laws.

        2.17  Environmental Matters.

        (a) Each of the Acquired Corporations is, and at all times has been, in compliance in all material respects with all applicable Environmental Laws, which compliance includes (i) the possession by each of the Acquired Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and (ii) compliance with the terms and conditions thereof (and the violation of which would have a Material Adverse Effect).

        (b) None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that an Acquired Corporation is not in compliance with any Environmental Law or is or may be required to undertake or bear any Environmental Liabilities. To the best knowledge of each of the Acquired Corporations, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law or that may require any of the Acquired Corporations to undertake or bear any Environmental Liabilities in the future (other than routine Environmental Liabilities incurred in the ordinary course of business consistent with past practices) with respect to any Property,

                                      20.

any other property or otherwise. To the best knowledge of each of the Acquired Corporations, no current or prior owner of any Acquired Corporation Property has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or such Acquired Corporation has not been or is not in compliance with any Environmental Law or is or may be required to undertake or bear any Environmental Liabilities.

        (c) (i) To the best knowledge of each of the Acquired Corporations all Acquired Corporation Property and all surface water, groundwater and soil associated with such Acquired Corporation Property and (ii) to the knowledge of the Company without independent investigation, all Property to which the Company has sent any Material of Environmental Concern are free of any material environmental contamination by any Material of Environmental Concern in any concentration that may require any costs of investigation, response, removal or remedial action.

        (d) The Company has delivered to Parent true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any of the Acquired Corporations pertaining to Materials of Environmental Concern in, on, or under any Acquired Corporation Property, or concerning compliance by any of the Acquired Corporations, or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

        (e) For purposes of this Agreement: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, asbestos, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment; (iii) "Environmental Liabilities" include any cost, damages, expense, liability, obligation, fine, penalty, judgment, award, loss or other responsibility arising from or under Environmental Law, including financial responsibility under Environmental Law for investigation, removal, containment, remediation, response or other cleanup costs or corrective action; and (iv) "Acquired Corporation Property" shall include any property, parcel or facility now or heretofore owned, leased, used or controlled by any of the Acquired Corporations or geologically or hydrologically adjoining any such property, parcel or facility.

        2.18 Insurance. The Company has delivered to Parent a copy of each material insurance policy and each material self insurance program relating to the business, assets or operations of each of the Acquired Corporations in the United States. Each such insurance policy is in full force and effect. Since December 31, 1994, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums

                                      21.

payable with respect to any insurance policy. Except as set forth in Part 2.18 of the Acquired Corporation Disclosure Schedule, there is no pending claim (including any workers' compensation claim) under or based upon any insurance policy applicable to any of the business, assets or operations of any of the Acquired Corporations.

        2.19  Transactions With Affiliates. Except as set forth in Part
2.19 of the Acquired Corporation Disclosure Schedule, since December 31, 1994, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC, were the Company required to report to its stockholders in accordance with such Item. Part 2.19 of the Acquired Corporation Disclosure Schedule identifies each person who is an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

        2.20 Legal Proceedings; Orders.

        (a) Except as set forth in Part 2.20 of the Acquired Corporation Disclosure Schedule, there is no pending Legal Proceeding and (to the best knowledge of each of the Acquired Corporations) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best knowledge of each of the Acquired Corporations, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

        (b) Except as set forth in Part 2.20 of the Acquired Corporation Disclosure Schedule, there is no material order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the best knowledge of each of the Acquired Corporations, no officer or key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

        2.21 Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement. The Board of Directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and has unanimously approved the Merger, (c) unanimously recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 6.2(a)), and (d) adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement. This Agreement constitutes the legal, valid and binding

                                      22.

obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.22 Section 203 of the DGCL Not Applicable. As of the date hereof and at all times on or prior to the Effective Time, Section 203 of the DGCL is, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement.

        2.23 No Existing Discussions. None of the Acquired Corporations, nor any Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

        2.24 Vote Required. The affirmative vote of the holders of (a) a majority of the shares of Company Common Stock and Company Preferred Stock, voting as a single class, outstanding on the record date for the Company Stockholder's Meeting and (b) a majority of the shares of Company Preferred Stock outstanding on the record date for the Company Stockholders' Meeting to adopt this Agreement (the "Company Required Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to consummate the transactions contemplated by this Agreement.

        2.25 Non-Contravention; Consents. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

        (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the stockholders, the board of directors, or similar governing body, or any committee of the board of directors, or similar governing body, of any of the Acquired Corporations;

        (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

        (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

        (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Corporation Contract that is or would constitute an

                                      23.

Acquired Corporation Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Acquired Corporation Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Acquired Corporation Contract, (iii) accelerate the maturity or performance of any such Acquired Corporation Contract, or (iv) cancel, terminate or modify any term of any such Acquired Corporation Contract;

        (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any individual case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations); or

        (f) result in, or increase the likelihood of, the disclosure, delivery or transfer of any material asset of any of the Acquired Corporations to any Person.

Except as may be required by the DGCL and the HSR Act, none of the Acquired Corporations was, is nor will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with
(x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

        2.26 Financial Advisor. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.  Representations and Warranties of Parent and Merger Sub

        Except as disclosed in the Parent Disclosure Schedule, Parent and Merger Sub represent and warrant to the Company as follows:

        3.1  Due Organization; Subsidiaries; Etc.

        (a) Neither Parent nor Merger Sub own any shares of capital stock of, or equity interest of any nature in, any Entity except for the corporations identified in Part 3.1(a)(i) of the Parent Disclosure Schedule; and neither Parent, Merger Sub nor any of the other corporations identified in Part 3.1(a)(i) of the Parent Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than those identified in Part 3.1(a)(ii) of the Parent Disclosure Schedule. Neither Parent nor Merger Sub has agreed, nor is obligated or bound to any contract under which it may become obligated, to make any future investment in or capital contribution to any Entity. Neither Parent nor Merger Sub has, at any time, been a general partner of any general partnership, limited partnership or other Entity.

        (b) Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation and each has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is

                                      24.

bound. Merger Sub was incorporated for purposes of consummating the Merger and has never conducted any business or other activities, except in connection with this Agreement.

        (c) Each of Parent and Merger Sub are qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Parent or Merger Sub.

        3.2 Certificate of Incorporation and Bylaws. Parent has delivered to the Company accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents, including all amendments thereto, of Parent and Merger Sub.

        3.3  Capitalization, Etc.

        (a) The authorized capital stock of Parent consists of: (i) 25,000,000 shares of common stock, $.01 par value per share ("Parent Common Stock"), of which 14,881,039 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 5,000,000 shares of Preferred Stock, $.01 par value per share, of which 30 shares of Series A Preferred Stock, $.01 par value, 68 shares of Series B Preferred Stock, $.01 par value, and 85 shares of Series C Preferred Stock, $.01 par value are outstanding as the date of this Agreement ("Parent Preferred Stock"). All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Parent does not hold any of its shares of capital stock in its treasury. Except as set forth in Part 3.3(a) of the Parent Disclosure Schedule: (i) none of the outstanding shares of Parent Common Stock or Parent Preferred Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Parent Common Stock or Parent Preferred Stock is subject to any right of first refusal in favor of Parent; and (iii) there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Common Stock or Parent Preferred Stock. Parent is not under any obligation or bound by any contract pursuant to which it may be obligated to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock. The authorized capital of Merger Sub consists of 1,000 shares of Common Stock, par value $.01 per share, 100 of which are issued and outstanding and are held, beneficially and of record, by Parent.

        (b) As of the date of this Agreement: (i) 1,039,764 shares of Parent Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under Parent's 1994 Stock Option Plan, as amended (the "Parent Options") and 458,236 shares of Parent Common Stock are reserved and available for future issuance pursuant to future grants of stock options; and (ii) 141,653 shares of Parent Common Stock are reserved for future issuance pursuant to Parent's 1995 Employee Stock Purchase Plan (the "1995 Purchase Plan"). Part 3.3(b)(i) of the Parent Disclosure Schedule sets forth the following information with respect to each Parent Option outstanding as of the date of this Agreement:
(i) the particular plan pursuant to which such Parent Option was granted; (ii) the name of the optionee; (iii) the number of shares of Parent Common Stock subject to such Parent Option; (iv) the exercise price of such Parent Option;
(v) the date on which such Parent Option was granted; (vi) the applicable vesting schedules and the extent to which such Parent Option is vested and exercisable as of the date of

                                      25.

this Agreement; and (vii) the date on which such Parent Option expires. Parent has delivered to the Company accurate and complete copies of all stock option plans pursuant to which Parent has granted outstanding stock options, and the forms of all stock option agreements evidencing such options. Part 3.3(b)(ii) of the Parent Disclosure Schedule sets forth the following information with respect to the outstanding warrants to purchase Parent Common Stock: (1) the number of shares of Parent Common Stock subject to such warrants; (2) the exercise price of such warrants; and (3) the date on which such warrants expire. Parent has delivered to the Company an accurate and complete copy of the forms of all such warrants.

        (c) Except as set forth in Part 3.3(a), or Part 3.3(b)(i) or Part 3.3(b)(ii) of Parent Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) granted by Parent to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

        (d) All outstanding shares of Parent Common Stock, all outstanding Parent Options and all outstanding warrants to purchase Parent Common Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

        3.4  SEC Filings; Financial Statements.

        (a) Parent has delivered to the Company accurate and complete copies of all registration statements, proxy statements, reports, schedules, forms and other documents filed by Parent with the SEC since December 31, 1994 (the "Parent SEC Documents"). All statements, reports, schedules forms and other documents required to have been filed by Parent with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing):
(i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b) The financial statements (including any related notes) contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the financial position of Parent as of

                                      26.

the respective dates thereof and the results of operations and cash flows of Parent for the periods covered thereby.

        (c) Parent has delivered to the Company the audited balance sheet of Parent as of December 31, 1997 (the "Parent Audited Balance Sheet") and the related audited consolidated income statement, consolidated statement of stockholders' equity and consolidated statement of cash flows of Parent and its subsidiaries for the years then ended, together with the notes thereto and the unqualified report and opinion of Price Waterhouse LLP relating thereto (collectively, the "Parent Financial Statements.") The Parent Financial Statements are accurate and complete in all material respects and present fairly the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the results of consolidated operations and consolidated cash flows of Parent and its subsidiaries for the periods covered thereby. The Parent Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered.

        3.5  Absence of Changes. Since December 31, 1997;

        (a) there has not been any material adverse change in the business, condition, assets, capitalization, liabilities, operations, financial performance or prospects of Parent, and no event has occurred that could reasonably be expected to have a Material Adverse Effect on Parent; and

        (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of Parent (whether or not covered by insurance).

        (c) Parent has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or
(ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

        (d) Except for the sale and issuance, prior to the Effective Time, of convertible Preferred Stock of Parent that is convertible, in the aggregate, into not more than 2,000,000 shares of Parent Common Stock ("the "Preferred Sale"), Parent has not issued, granted or authorized the issuance of (i) any capital stock or other security (except for Parent Common Stock issued upon the exercise of outstanding Parent Options or pursuant to the 1995 Purchase Plan),
(ii) any option, warrant or right to acquire any capital stock or any other security (except for Parent Options described in Part 3.3(b)(i) of the Parent Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

        (e) Parent has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of Parent's stock option plans, (ii) any provision of any agreement evidencing any outstanding Parent Option, or (iii) any restricted stock purchase agreement;

        (f) except as contemplated by this Agreement and except in connection with a Preferred Sale, there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of Parent, and Parent has not effected or been a party to any

                                       27.

merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or received any Acquisition Proposal;

        (g) other than in relation to the Company, Parent has not (i) received any Acquisition Proposal, or (ii) solicited, initiated, encouraged or induced, or provided any nonpublic information to or entered into any discussions with any Person for the purpose of soliciting, initiating, encouraging or inducing, the making or submission of any Acquisition Proposal;

        (h) Parent has not formed any subsidiary or acquired any equity interest or other interest in any other Entity, other than Merger Sub;

        (i) Parent has not made any capital expenditures which, when added to all other capital expenditures made by or on behalf of Parent since December 31, 1997, exceed $50,000 in the aggregate;

        (j) except in the ordinary course of business and consistent with past practices, Parent has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Parent Material Contract (as defined in Section 2.10), or (ii) amended or terminated, or waived any material right or remedy under, any Parent Material Contract;

        (k) Parent has not (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

        (l) Parent has not written off as uncollectable, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

        (m) Parent has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

        (n) Parent has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money;

        (o) Parent has not (i) established or adopted any Parent Welfare Plan (as defined in Section 3.16(c)) or Parent Pension Plan (as defined in Section 3.16(b)), (ii) caused or permitted any Parent Welfare Plan or Parent Pension Plan to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment (other than as committed pursuant to plan or agreement prior to June 30, 1997) to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

        (p) Parent has not changed any of its methods of accounting or accounting practices in any respect;

                                      28.

        (q) Parent has not made any material Tax election;

        (r) Parent has not commenced or settled any Legal Proceeding;

        (s) Parent has not entered into any material transaction or taken any other material action that has had, or could reasonably be expected to have, a Material Adverse Effect on Parent;

        (t) Parent has not entered into any material transaction or taken any other material action outside of the ordinary course of business or inconsistent with past practices; and

        (u) Parent has not agreed or committed to take any of the actions referred to in clauses "(a)" through "(t)" above.

        3.6  Title to Assets.

        (a) Part 3.6 of the Parent Disclosure Schedule contains a complete and accurate list of all real property, leaseholds, or other interests in real property owned by Parent (all such property owned by Parent being referred to herein as the "Parent Owned Real Property" and all such real property leased by Parent being referred to herein as the "Parent Leased Real Property"). Parent holds the leasehold interests of the Parent Leased Real Property under the real property leases described in Part 3.6 of the Parent Disclosure Schedule.

        (b) Parent owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Parent Audited Balance Sheet; (ii) all other assets reflected in the books and records of Parent as being owned by Parent; and (iii) the real property identified on
Part 3.6 of the Parent Disclosure Schedule. All of said assets are owned by Parent free and clear of any Encumbrances, except for (1) any lien for current taxes not yet due and payable, (2) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent and (3) liens described in Part 3.6 of the Parent Disclosure Schedule. All buildings, plants, and structures owned or leased by Parent lie wholly within the boundaries of the real property owned or leased by Parent and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

        3.7  Receivables; Inventory.

        (a) All existing accounts receivable of Parent (including those accounts receivable reflected on the Parent Audited Balance Sheet that have not yet been collected and those accounts receivable that have arisen since December 31, 1997 and have not yet been collected) (i) represent valid obligations of customers of Parent arising from bona fide transactions entered into in the ordinary course of business, (ii) to the best of Parent's knowledge, except as set forth in Part 3.7(a) of the Parent Disclosure Schedule, will be collected in full, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $65,000 in the aggregate).

                                      29.

        (b) Part 3.7(b) of the Parent Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by Parent to any employee, director, consultant or independent contractor of Parent, other than routine travel advances made to employees in the ordinary course of business.

        (c) All inventory of Parent, whether or not reflected in the Parent Audited Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Parent Audited Balance Sheet. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of Parent.

        3.8 Buildings, Equipment; Leasehold. The buildings, plants, structures and all material items of equipment and other tangible assets owned by or leased to Parent are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted), are adequate for the conduct of the business of Parent in the manner in which such business is currently being conducted, and are in compliance with all applicable Legal Requirements.

        3.9  Proprietary Assets.

        (a) Part 3.9(a)(i) of the Parent Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by Parent and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 3.9(a)(ii) of the Parent Disclosure Schedule identifies and provides a brief description of, any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to Parent by any Person (except for any Proprietary Asset that is licensed to Parent under any third party software license generally available to the public at a price per central processing unit of not less than $5,000), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to Parent. To the knowledge of Parent, Parent has good, valid and marketable title to all of the Proprietary Assets identified in Part 3.9(a)(i) of the Parent Disclosure Schedule and to all other Proprietary Assets that Parent purports to own, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent. To the knowledge of Parent, Parent has a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 3.9(a)(ii) of the Parent Disclosure Schedule. Except as set forth in Part 3.9(a)(iii) of the Parent Disclosure Schedule, Parent has not developed jointly with any other Person any Proprietary Asset that is material to the business of Parent with respect to which such other Person has any rights. Except as set forth in Part 3.9(a)(iv) of the Parent Disclosure Schedule, to Parent's knowledge there is no Parent Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Parent Proprietary Asset.

                                      30.

        (b) Parent has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Parent Proprietary Assets (except Parent Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 3.9(b) of the Parent Disclosure Schedule, (i) all current employees of Parent who are or were involved in, or who have contributed to, the creation or development of any Parent Proprietary Asset have executed and delivered to Parent an agreement that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered by Parent to the Company, and (ii) all current consultants and independent contractors to Parent who are or were involved in, or who have contributed to, the creation or development of any material Parent Proprietary Asset have executed and delivered to Parent an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered by Parent to the Company. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Parent Proprietary Asset. Parent has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of the source code, or any portion or aspect of the source code, or any proprietary information or algorithm contained in any source code, of any Parent Proprietary Asset.

        (c) To the best knowledge of Parent: (i) all patents, trademarks, service marks and copyrights held by Parent are valid, enforceable and subsisting; (ii) none of the Parent Proprietary Assets and no Proprietary Asset that is currently being developed by Parent (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by Parent is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and Parent has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Parent Proprietary Asset.

        (d) The Parent Proprietary Assets constitute all the Proprietary Assets necessary to enable Parent to conduct its business in the manner in which such business has been and is being conducted. Parent has not (i) licensed any of the material Parent Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Parent Proprietary Assets or to transact business in any market or geographical area or with any Person.

        3.10  Contracts.

        (a) Part 3.10 of the Parent Disclosure Schedule identifies each Parent Contract that constitutes a "Parent Material Contract" as of the date of this Agreement. For purposes of

                                      31.

this Agreement, each of the following shall be deemed to constitute a "Parent Material Contract":

             (i) any Contract relating to the employment of, or the performance of services by, any employee or consultant, and any Contract pursuant to which Parent is, or may become, obligated to make any severance, termination or similar payment, bonus or relocation payment or any other payment to any current or former employee or director of Parent;

             (ii) each lease, rental or occupancy agreement, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except for any personal property lease, installment sale agreement or conditional sales agreements providing for aggregate payments by or to Parent of less than $25,000 and except for sales acknowledgements and purchase orders in the ordinary course of business);

             (iii) any Contract relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for (A) any Contract pursuant to which any Proprietary Asset is licensed to Parent under any third party software license generally available to the public at a price per central processing unit of less than $5,000, or (B) any license implied in the sale by Parent of a tangible product);

             (iv) any Contract which provides for indemnification of any officer, director, employee or agent of Parent;

             (v) any Contract imposing any restriction on the right or ability of Parent (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

             (vi) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing Parent with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

             (vii) any Contract requiring that Parent give any notice or provide any information to any Person prior to accepting any Acquisition Proposal;

             (viii) any Contract that has a term of more than 90 days and that may not be terminated without penalty within 90 days after the delivery of a termination notice by Parent (other than for the sale of products or the purchase of components or materials by Parent entered into in the ordinary course of business);

             (ix) any Contract pursuant to which Parent is or may become obligated to make payments aggregating in excess of $25,000 or pursuant to which Parent is or may be entitled to receive in excess of $25,000 (other than for the sale of products or the purchase of components or materials by Parent entered into in the ordinary course of business);

                                      32.

             (x) any Contract (not otherwise identified in clauses "(i)" through "(ix)" of this sentence) that has or could reasonably be expected to have a material effect on the business, condition, assets, liabilities, capitalization, operations, financial performance or prospects of Parent or on any of the transactions contemplated by this Agreement (other than for the sale of products by Parent entered into in the ordinary course of business); and

             (xi) any other Contract, if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on Parent.

        There is no Parent Contract to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between Parent and any contractor or subcontractor to any Governmental
Body).

        (b) Each Parent Contract that is a Parent Material Contract is valid and in full force and effect, and is enforceable by Parent in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        (c) Except as set forth in Part 3.10 of the Parent Disclosure Schedule:
(i) Parent has not violated or breached, or committed any default under, any Parent Contract, and, to the best of the knowledge of Parent, no other Person has violated or breached, or committed any default under, any Parent Contract;
(ii) to the best of the knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Parent Contract, (B) give any Person the right to declare a default or exercise any remedy under any Parent Contract, (C) give any Person the right to a rebate, chargeback, penalty or change in delivery schedule under any Parent Contract, (D) give any Person the right to accelerate the maturity or performance of any Parent Contract, or (E) give any Person the right to cancel, terminate or modify any Parent Contract; and (iii) since September 30, 1997, Parent has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Parent Contract.

        (d) No Person is renegotiating, or has a right pursuant to the terms of any Parent Material Contract to renegotiate, any amount paid or payable to Parent under any Material Contract or any other material term or provision of any Material Contract.

        3.11 Liabilities. Parent has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Parent Audited Balance Sheet; (b) normal and recurring liabilities that have been incurred by Parent since December 31, 1997 in the ordinary course of business and consistent with past practices; and (c) liabilities described in Part 3.11 of the Parent Disclosure Schedule.

        3.12 Compliance with Legal Requirements. Parent is, and has at all times since December 31, 1994 been, in compliance with all applicable Legal Requirements, except where

                                      33.

the failure to comply with such Legal Requirements has not had, either individually or in the aggregate, and could not reasonably be expected to have, a Material Adverse Effect on Parent. Since December 31, 1994, Parent has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

        3.13 Certain Business Practices. Neither Parent nor any director, officer, agent or employee of Parent has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

        3.14 Governmental Authorizations. Parent holds all Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Parent is, and at all times since September 30, 1994 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. Since September 30, 1994, Parent has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization. Part 3.14 of the Parent Disclosure Schedule contains an accurate and complete list of all presently effective United States Government Authorizations relating to the real or personal property of Parent, and Parent is in compliance with all such Governmental Authorizations.

        3.15  Tax Matters.

        (a) All Tax Returns required to be filed by or on behalf of Parent with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Parent Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Parent Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

        (b) The Parent Audited Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the date thereof in accordance with GAAP. Parent will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from December 31, 1997 through the Closing Date.

        (c) No Parent Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any Parent Returns has been granted (by Parent or any other Person), and no such extension or waiver has been requested from Parent.

                                      34.

        (d) No claim or Legal Proceeding is pending or, to the best knowledge of Parent, has been threatened against or with respect to Parent in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Parent and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. Parent has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Parent has not been, nor will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

        (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of Parent that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Parent is not, nor has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

        3.16  Employee and Labor Matters; Benefit Plans.

        (a) Part 3.16(a) of the Parent Disclosure Schedule identifies each salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death or disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement maintained within the United States (collectively, the "Parent Plans") sponsored, maintained, contributed to or required to be contributed to by Parent or any ERISA Affiliate for the benefit of any current or former employee of Parent or any ERISA Affiliate.

        (b) Except as set forth in Part 3.16(a) of the Parent Disclosure Schedule, neither Parent nor any ERISA Affiliate maintains, sponsors or contributes to, or has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) that is maintained within the United States for the benefit of employees or former employees of Parent or any ERISA Affiliate (a "Parent Pension Plan"). None of the Parent Pension Plans identified in the Parent Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA) or is subject to Section 412 of the Code, Part 3 of Subtitle B of Title I of ERISA or Title IV of ERISA.

        (c) Except as set forth in Part 3.16(a) of the Parent Disclosure Schedule, neither Parent nor any ERISA Affiliate maintains, sponsors or contributes to any: employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from

                                      35.

coverage under specific Titles or Subtitles of ERISA) that is maintained within the United States for the benefit of any employees or former employees of Parent or any ERISA Affiliate (a "Parent Welfare Plan"). None of the Parent Welfare Plans identified in the Parent Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

        (d) With respect to each Parent Plan, Parent has delivered to the
Company: (i) an accurate and complete copy of such Parent Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Parent Plan for the last two years;
(iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Parent Plan, (iv) if such Parent Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Parent Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Parent Plan (if such Parent Plan is intended to be qualified under Section 401(a) of the Code).

        (e) Parent is not and has never been required to be treated as a single employer with any ERISA Affiliate. Parent has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code with any other Person within the United States. Neither Parent nor any ERISA Affiliate has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, that is maintained within the United States, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

        (f) Neither Parent nor any ERISA Affiliate has any plan or commitment to create any additional Parent Welfare Plans or Parent Pension Plans, or to modify or change any existing Parent Welfare Plan or Parent Pension Plan (other than to comply with applicable law) in a manner that would affect any employee of Parent or any ERISA Affiliate.

        (g) Except as set forth in Part 3.16(k) of the Parent Disclosure Schedule, no Parent Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee of Parent or any ERISA Affiliate after any such employee's termination of service (other than benefit coverage mandated by applicable law, including coverage provided pursuant to COBRA).

        (h) With respect to any Parent Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code or Section 607(1) of ERISA, the provisions of COBRA have been complied with in all material respects.

                                      36.

        (i) Each of the Parent Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

        (j) Each of the Parent Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination as to its qualification from the Internal Revenue Service, and nothing has occurred that would adversely affect such qualification.

        (k) Except as set forth in Part 3.16(k) of the Parent Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employee or director of Parent (whether or not under any Parent Plan), or materially increase the benefits payable under any Parent Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

        (l) Part 3.16(l) of the Parent Disclosure Schedule contains a list of all salaried employees of Parent located in the United States or any ERISA Affiliate as of the date of this Agreement whose salaries are in excess of $150,000 per year, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Neither Parent nor any ERISA Affiliate is a party to any collective bargaining agreement or other Contract with a labor union involving any of its employees located in the United States. There has not been, is not now pending, and no Person has threatened to commence any slowdown, work stoppage, labor or dispute or union organizing activity or any similar activity or dispute in the United States affecting Parent or any ERISA Affiliates or their employees. All of the employees of Parent and any ERISA Affiliates are "at will" employees.

        (m) Part 3.16(m) of the Parent Disclosure Schedule identifies each employee of Parent or any ERISA Affiliate who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

        (n) Parent and each ERISA Affiliate are in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

        (o) Parent has good labor relations, and Parent has no knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of Parent, or that (ii) any of the key employees of Parent intends to terminate his or her employment with Parent.

        3.17  Environmental Matters.

        (a) Except as set forth in Part 3.17(a) of the Parent Disclosure Schedule, Parent is, and at all times has been, in compliance in all material respects with all applicable

                                      37.

Environmental Laws, which compliance includes (i) the possession by Parent of all permits and other Governmental Authorizations required under applicable Environmental Laws, and (ii) compliance with the terms and conditions thereof (and the violation of which would have a Material Adverse Effect).

        (b) Except as set forth in Part 3.17(b) of the Parent Disclosure Schedule, Parent has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that Parent is not in compliance with any Environmental Law or is or may be required to undertake or bear any Environmental Liabilities. To the best knowledge of Parent, there are no circumstances that may prevent or interfere with the compliance by Parent with any Environmental Law or that may require Parent to undertake or bear any Environmental Liabilities in the future (other than routine Environmental Liabilities incurred in the ordinary course of business consistent with past practices) with respect to any Parent Property, any other property or otherwise. To the best knowledge of Parent, no current or prior owner of any Parent Property has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or Parent has not been or is not in compliance with any Environmental Law or is or may be required to undertake or bear any Environmental Liabilities.

        (c) (i) To the best knowledge of Parent all Parent Property and all surface water, groundwater and soil associated with such Parent Property and
(ii) to the knowledge of Parent without independent investigation, all Property to which Parent has sent any Material of Environmental Concern are free of any material environmental contamination by any Material of Environmental Concern in any concentration that may require any costs of investigation, response, removal or remedial action.

        (d) Parent has delivered to the Company true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Parent pertaining to Materials of Environmental Concern in, on, or under any Parent Property, or concerning compliance by Parent, or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

        (e) For purposes of this Section 3.17, "Parent Property" shall include any property, parcel or facility now or heretofore owned, leased, used or controlled by Parent or geologically or hydrologically adjoining any such property, parcel or facility.

        3.18 Insurance. Parent has delivered to the Company a copy of each material insurance policy and each material self insurance program relating to the business, assets or operations of Parent in the United States. Each such insurance policy is in full force and effect. Since December 31, 1994, Parent has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 3.18 of the Parent Disclosure Schedule, there is no pending claim (including any workers' compensation claim) under or based upon any insurance policy applicable to the business, assets or operations of Parent.

                                      38.

        3.19 Transactions with Affiliates. Except as set forth in the Parent SEC Reports, since the date of Parent's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by Parent pursuant to
Item 404 of Regulation S-K promulgated by the SEC. Part 3.19 of the Parent Disclosure Schedule identifies each person who is an "affiliate" (as that term is used in Rule 145 under the Securities Act) of Parent as of the date of this Agreement.

        3.20  Legal Proceedings; Orders.

        (a) Except as set forth in Part 3.20 of the Parent Disclosure Schedule, there is no pending Legal Proceeding, and (to the best knowledge of Parent) no Person has threatened to commence any Legal Proceeding: (i) that involves Parent or any of the assets owned or used by Parent; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

        (b) There is no material order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject. To the best knowledge of Parent, no officer or key employee of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent.

        3.21  Authority; Binding Nature of Agreement. Parent and Merger
Sub have the absolute and unrestricted right, power and authority to enter into and to perform their obligations under this Agreement. The Board of Directors of Parent (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by Parent and has unanimously approved the Merger and the creation and issue of a sufficient amount of authorized Parent Common Stock, and (c) unanimously recommended the adoption of this Agreement by the holders of Parent Common Stock and directed that this Agreement be submitted for consideration by Parent's stockholders at the Parent Stockholders' Meeting (as defined in Section 6.3(a)). This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.22 Section 203 of the DGCL Not Applicable. As of the date hereof and at all times on or prior to the Effective Time, Section 203 of the DGCL is, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement.

        3.23  No Existing Discussions. Neither Parent, nor any
Representative of Parent, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

                                      39.

        3.24 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of capital stock of Parent to adopt the Agreement, the Parent Preferred Stock Conversion, the Reverse Stock Split, the Increased Authorization and the Name Change at the duly convened Parent Stockholders' Meeting (the "Parent Required Vote") is the only vote of the holders of any class or series of Parent's capital stock necessary to consummate the transactions contemplated by this Agreement.

        3.25 Non-Contravention; Consents. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

        (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of Parent or Merger Sub, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of Parent or Merger Sub;

        (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent or Merger Sub, or any of the assets owned or used by Parent or Merger Sub, is subject;

        (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or Merger Sub or that otherwise relates to the business of Parent or Merger Sub or to any of the assets owned or used by Parent or Merger Sub;

        (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Parent Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Parent Contract, (iii) accelerate the maturity or performance of any such Parent Contract, or (iv) cancel, terminate or modify any term of such Parent Contract;

        (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent); or

        (f) result in, or increase the likelihood of, the disclosure, delivery or transfer of any material asset of Parent to any Person.

Except as may be required by the Securities Act, the Exchange Act, the DGCL, the HSR Act and the rules of the National Association of Securities Dealers, Inc. (the "NASD Rules") (as they relate to the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus), neither Parent nor Merger Sub was, is nor will be required to make any filing with or give any notice to,

                                      40.

or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

        3.26 Fairness Opinion. Parent's Board of Directors has received the written opinion of Alliant Partners, financial advisor to Parent, dated the date of this Agreement, to the effect that the Merger is fair to the stockholders of Parent from a financial point of view. Parent has furnished an accurate and complete copy of said written opinion to the Company.

        3.27 Financial Advisor. Except for Alliant Partners, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent. The total of all fees, commissions and other amounts that have been paid by Parent to Alliant Partners in connection with the Merger and all fees, commissions and other amounts that may become payable to Alliant Partners by Parent in connection with the Merger if the Merger is consummated will not exceed $325,000. Parent has furnished to the Company accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Alliant Partners.

Section 4.  Certain Covenants of the Company

        4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall: (a) provide Parent and Parent's Representatives with reasonable access to the Company, the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives, as Parent may reasonably request, with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company.

        4.2  Operation of the Company's Business.

        (a) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent):

             (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities except as the Company deems appropriate to consummate the Merger;

             (ii) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, except as the Company deems appropriate to consummate the Merger; or

                                      41.

             (iii) change any of its methods of accounting or accounting practices in any respect.

        (b) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Sections 7 or 8 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Company. No notification given to Parent pursuant to this Section 4.2(b) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

        4.3  No Solicitation.

        (a) The Company shall not directly or indirectly, and shall not authorize or permit any Representative of the Company directly or indirectly to,
(i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; PROVIDED, HOWEVER, that, prior to the approval of this Agreement by the Company Required Vote, this Section 4.3(a) shall not prohibit the Company from furnishing nonpublic information regarding the Company to, or entering into discussions with, any Person in response to a Superior Offer that is submitted by such Person (and not withdrawn) if (1) neither the Company nor any Representative of the Company shall have violated any of the restrictions set forth in this Section 4.3(a), (2) the Board of Directors of the Company concludes in good faith, based upon the advice of its outside legal counsel, that failure to do so would create a substantial risk of liability for breach of its fiduciary obligations to the Company's stockholders under applicable law,
(3) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, and
(4) prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Without limiting the

                                      42.

generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of the Company, whether or not such Representative is purporting to act on behalf of the Company, shall be deemed to constitute a breach of this
Section 4.3 by the Company.

        (b) The Company shall promptly advise Parent orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto.

        (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

        (d) Notwithstanding anything in this Agreement to the contrary, the Company shall not be bound, obligated or otherwise restricted under this Section
4.3 or otherwise under this Agreement with respect to any potential, proposed or actual merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or similar transaction that does not involve a change in the ownership of the equity securities of the Company sufficient to result in the stockholders of the Company as of the date hereof not holding a majority of the voting power of the outstanding securities of the Company.

        4.4 Disclosure. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger will, at the time the Form S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of Parent and the Company or at the time of the Parent Stockholders' Meeting or the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Section 5.  Certain Covenants of Parent

        5.1  Access and Investigation. During the Pre-Closing Period,
Parent shall: (a) provide the Company and the Company's Representatives with reasonable access to Parent, Parent's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent; and (b) provide the Company and the Company's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Parent, and with such additional financial, operating and other data and information regarding Parent, as the Company

                                      43.

may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, Parent shall promptly provide the Company with copies of:

             (i) all material operating and financial reports prepared by Parent for its senior management, including (A) copies of the unaudited monthly balance sheets of Parent and the related unaudited monthly income statements of operations, statements of stockholders' equity and statements of cash flows and
(B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for Parent's senior management;

             (ii) any written materials or communications sent by or on behalf of Parent to its stockholders;

             (iii) any material notice, document or other communication sent by or on behalf of Parent to any party to any Parent Contract or sent to Parent by any party to any Parent Contract (other than any communication that relates solely to commercial transactions between Parent and the other party to any such Parent Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

             (iv) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement; and

             (v) any material notice, report or other document received by Parent from any Governmental Body.

        5.2  Operation of Parent's Business.

        (a) During the Pre-Closing Period: (i) Parent shall conduct its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of all Parent Contracts that constitute Parent Material Contracts;
(ii) Parent shall use all reasonable efforts to preserve intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with Parent; (iii) Parent shall keep in full force all insurance policies referred to in Section 3.18; (iv) Parent shall provide all notices, assurances and support required by any Parent Contract relating to any Proprietary Asset in order to ensure that no condition under such Parent Contract occurs which could result in, or could increase the likelihood of, any transfer, disclosure or release by Parent of any Proprietary Asset; and (v) Parent shall (to the extent requested by the Company) cause its officers to report regularly to the Company concerning the status of Parent's business.

        (b) During the Pre-Closing Period, Parent shall not (without the prior written consent of the Company):

             (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                                      44.

             (ii) except in connection with a Preferred Sale, sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security,
(B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that Parent may issue Parent Common Stock upon the valid exercise of Parent Options outstanding as of the date of this Agreement and except that Parent may reprice outstanding stock options or grant stock awards in exchange for cancellation of existing stock options, if any awards so granted correspond in number of shares to the stock options so cancelled and if the aggregate number of shares so repriced or granted, when combined with the number of shares subject to options that are not repriced or cancelled, does not exceed 1,039,764);

             (iii) except for the full vesting of Parent stock options that may occur on the Effective Date as a result of the Merger or any repricing of stock options, amend or waive any of its rights under, or accelerate the vesting under, any provision of Parent's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

             (iv) other than as contemplated by this Agreement and except in connection with a Preferred Sale, amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

             (v) form any subsidiary or acquire any equity interest or other interest in any other Entity;

             (vi) make any capital expenditure (except that Parent may make capital expenditures that, when added to all other capital expenditures made on behalf of Parent during the Pre-Closing Period, do not exceed $50,000 in the aggregate);

             (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Parent Contract that constitutes or would constitute a Parent Material Contract other than in the ordinary course of business, or amend or terminate, or waive or exercise any material right or remedy (including any right to repurchase shares of Parent Common Stock) under, any Parent Contract that constitutes a Parent Material Contract;

             (viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets acquired, leased, licensed or disposed of by Parent in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

             (ix) write off as uncollectable, or establish any extraordinary reserve with respect to, any accounts receivable or other indebtedness, other than in the ordinary course of business;

                                      45.

             (x) make any pledge of any of its assets or otherwise permit any of its assets to become subject to any encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

             (xi) except pursuant to lines of credit and subject to credit limits in effect prior to the date of this Agreement and except for up to an additional $1,000,000 in indebtedness for borrowed money which may be incurred by Parent, lend money to any Person or incur or guarantee any indebtedness;

             (xii) except for severance and fully vested deferred compensation that is payable upon termination of employment from Parent without cause on or after the Effective Date, establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

             (xiii) hire any new employee or engage any consultant or independent contractor;

             (xiv) change any of its methods of accounting or accounting practices in any respect;

             (xv) make any Tax election;

             (xvi) commence or settle any Legal Proceeding, except to enforce its rights under this Agreement;

             (xvii) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices;

             (xviii) enter into any material transaction or take any other material action that could reasonably be expected to have a Material Adverse Effect on Parent; or

             (xix) agree or commit to take any of the actions described in clauses "(i)" through "(xviii)" of this Section 5.2(b).

        (c) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Parent; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Sections 7 or 8 impossible or unlikely or that has had or could reasonably

                                      46.

be expected to have a Material Adverse Effect on Parent. No notification given to the Company pursuant to this Section 5.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

        5.3  No Solicitation.

        (a) Parent shall not directly or indirectly, and shall not authorize or permit any Representative of Parent directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding Parent to any Person in connection with or in response to an Acquisition Proposal,
(iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; PROVIDED, HOWEVER, that, prior to the approval of this Agreement by the Parent Required Vote, this Section 5.3(a) shall not prohibit Parent from furnishing nonpublic information regarding Parent to, or entering into discussions with, any Person in response to a Superior Offer that is submitted by such Person (and not withdrawn) if (1) neither Parent nor any Representative of Parent shall have violated any of the restrictions set forth in this Section 5.3(a), (2) the Board of Directors of Parent concludes in good faith, based upon the advice of its outside legal counsel, that failure to do so would create a substantial risk of liability for breach of its fiduciary obligations to Parent's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, Parent gives the Company written notice of the identity of such Person and of Parent's intention to furnish nonpublic information to, or enter into discussions with, such Person, and Parent receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of Parent, and (4) prior to furnishing any such nonpublic information to such Person, Parent furnishes such nonpublic information to the Company (to the extent such nonpublic information has not been previously furnished by Parent to the Company). Without limiting the generality of the foregoing, Parent acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of Parent, whether or not such Representative is purporting to act on behalf of Parent, shall be deemed to constitute a breach of this Section 5.3 by Parent.

        (b) Parent shall promptly advise the Company orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. Parent shall keep the Company fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto.

        (c) Parent shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.


        5.4  Parent Capitalization; Name Change. Prior to the Closing,
Parent shall (a) cause all of its outstanding preferred stock to be converted into Parent Common Stock in accordance with the provisions of Parent's Certificate of Incorporation (the "Parent Preferred

                                      47.

Stock Conversion"), (b) cause the Parent Common Stock to be combined on a twenty
(20) for one (1) basis (the "Reverse Stock Split Ratio"), such that, in one or more steps, each twenty (20) outstanding shares of Parent Common Stock shall be combined into one (1) share of Parent Common Stock (the "Reverse Stock Split")
(c) increase the number of authorized shares of Parent Common Stock to 40,000,000 (the "Increased Authorization") and (d) take all requisite corporate action necessary (including board and stockholder approval) to approve the change of Parent's name to a name designated by the Company prior to the filing of the Form S-4 Registration Statement (the "Name Change").

        5.5 Disclosures. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of Parent and the Company or at the time of the Parent Stockholders' Meeting or the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act and the rules and regulations promulgated by the SEC thereunder.

Section 6.  Additional Covenants of the Parties

        6.1  Registration Statement; Joint Proxy Statement/Prospectus.

        (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus. Each of Parent and the Company shall use all reasonable efforts to cause the Form S-4 Registration Statement (including the Joint Proxy Statement/Prospectus) to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Each of Parent and the Company shall use all reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the parties' stockholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Company and the Company's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 6.1. If any event relating to the Company occurs, or if the Company becomes aware of any information that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company.

                                      48.

        (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting.

        6.2  Company Stockholders' Meeting.

        (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Company Common Stock to consider, act upon and vote upon the adoption of this Agreement (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting will be held as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective by the SEC. The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Stockholders' Meeting are solicited, in compliance with all applicable Legal Requirements. The Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this Section 6.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of the Company with respect to the Merger.

        (b) Subject to Section 6.2(c): (i) the Board of Directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of the adoption of this Agreement at the Company Stockholders' Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company's stockholders vote in favor of the adoption of this Agreement at the Company Stockholders' Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendations of the Board of Directors of the Company that the Company's stockholders vote in favor of the adoption of this Agreement. For purposes of this Agreement, said recommendations of the Board of Directors shall be deemed to have been modified in a manner adverse to Parent if said recommendations shall no longer be unanimous.

        (c) Nothing in Section 6.2(b) shall prevent the Board of Directors of the Company from withdrawing, amending or modifying its unanimous recommendations in favor of the adoption of this Agreement at any time prior to the adoption of this Agreement by the Company Required Vote if (i) a Superior Offer is made to the Company and is not withdrawn, and (ii) the Board of Directors of the Company concludes in good faith, in light of such offer, based upon the advice of its outside counsel, that the failure to withdraw, amend or modify such recommendation would create a substantial risk of liability for breach of its fiduciary obligations to the Company's stockholders under applicable law. Nothing contained in this Section 6.2 shall limit the Company's obligation to call, give notice of, convene and hold the Company

                                      49.

Stockholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified).

        6.3  Parent Stockholders' Meeting.

        (a) Parent shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Parent Common Stock to consider, act upon and vote upon (i) the adoption of this Agreement, (ii) the Parent Preferred Stock Conversion, (iii) the Reverse Stock Split, (iv) the Increased Authorization and (v) the Name Change (the "Parent Stockholders' Meeting"). The Parent Stockholders' Meeting will be held as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective by the SEC. Parent shall ensure that the Parent Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Parent Stockholders' Meeting are solicited, in compliance with all applicable Legal Requirements. Parent's obligation to call, give notice of, convene and hold the Parent Stockholders' Meeting in accordance with this Section 6.3(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Parent with respect to the Merger.

        (b) Subject to Section 6.3(c): (i) the Board of Directors of Parent shall unanimously recommend that Parent's stockholders vote in favor of (A) the adoption of this Agreement, (B) the Parent Preferred Stock Conversion, (C) the Reverse Stock Split (D) the Increased Authorization, and (E) the Name Change at the Parent Stockholders' Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Parent has unanimously recommended that Parent's stockholders vote in favor of (A) the adoption of this Agreement, (B) the Parent Preferred Stock Conversion, (C) the Reverse Stock Split, (D) the Increased Authorization and (E) the Name Change at the Parent Stockholders' Meeting; and (iii) neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the Company, the unanimous recommendation of the Board of Directors of Parent that Parent's stockholders vote in favor of (A) the adoption of this Agreement, (B) the Parent Preferred Stock Conversion, (C) the Reverse Stock Split, (D) the Increased Authorization and (E) the Name Change. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous.

        (c) Nothing in Section 6.3(b) shall prevent the Board of Directors of Parent from withdrawing, amending or modifying its unanimous recommendation in favor of the adoption of this Agreement and amending the Form S-4 Registration Statement (provided that Parent shall use its best efforts not to delay the Parent Stockholders' Meeting if it amends the Form S-4 Registration Statement) at any time prior to the adoption of this Agreement by the Parent Required Vote if (i) a Superior Offer is made to Parent and is not withdrawn, (ii) neither Parent nor any of its Representatives shall have violated any of the restrictions set forth in Section 5.3, and (iii) the Board of Directors of Parent concludes in good faith, in light of such offer, based upon the advice of its outside counsel, that failure to withdraw, amend or modify such recommendation would create a substantial risk of liability for breach of its fiduciary

                                      50.

obligations to Parent's stockholders under applicable law. Nothing contained in this Section 6.3 shall limit Parent's obligation to call, give notice of, convene and hold the Parent Stockholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of Parent shall have been withdrawn, amended or modified).

        6.4 Regulatory Approvals. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, Parent shall, and the Company shall use reasonable efforts to cause Asea Brown Boveri AG ("ABB") to, prepare and file the notifications required under the HSR Act in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (a) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (b) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. The Company and Parent shall (1) give each other prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. To the extent within their control, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, to the extent permitted by ABB, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

        6.5  Indemnification of Officers and Directors.

        (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to (i) each indemnification agreement currently in effect between Parent and each person who is or was a director or officer of Parent at or prior to the Effective Time and (ii) any indemnification provision under the Company's Certificate of Incorporation or By-Laws and any indemnification provision under Parent's Certificate of Incorporation or By-Laws, all as is in effect on the date hereof (the persons to be indemnified pursuant to the agreements or provisions referred to in this Section 6.5(a) shall be referred to as, collectively, the "Indemnified Parties"). The Certificate of Incorporation and By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Certificate

                                      51.

of Incorporation and By-Laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

        (b) Without limiting the provisions of Section 6.5(a), during the period ending six years after the Effective Time, Parent will indemnify and hold harmless each Indemnified Party against and from any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to (1) any action or omission or alleged action or omission in his or her capacity as a director or officer of the Company, Parent or any of their subsidiaries (regardless of whether such action or omission, or alleged action or omission, occurred prior to, on or after the Closing Date) or (2) any of the transactions contemplated by this Agreement, in each case to the full extent a corporation is permitted under the DGCL to indemnify its own directors and officers, as the case may be; provided, however, that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Party delivers to Parent a written notice asserting a claim for indemnification under this Section 6.5(b), then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved. In the event of any such claim, action, suit, proceeding or investigation, (i) Parent will have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, Parent will be deemed to have waived any right to object to the indemnified Parties' entitlements to indemnification hereunder with respect thereto), (ii) any counsel retained by the Indemnified Parties with respect to the defense thereof for any period after the Effective Time must be reasonably satisfactory to Parent, and (iii) after the Effective Time, Parent will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received (provided that in the event that any Indemnified Party is not entitled to indemnification hereunder, any amounts advanced on his or her behalf shall be remitted to the Surviving Corporation); provided, however, that neither Parent nor the Surviving Corporation nor any Indemnified Party, will be liable for any settlement effected without its express written consent. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless counsel for any Indemnified Party determines in good faith that, under applicable standards of professional conduct, a conflict exists or is reasonably likely to arise on any material issue between the positions of any two or more Indemnified Parties. Notwithstanding anything to the contrary contained in this Section 6.5(b) or elsewhere in this Agreement, Parent agrees that it will not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation for which indemnification may be sought under this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Parties from all liability arising out of such claim, action, suit, proceeding or investigation. Without limiting the foregoing, in any case in which approval of or a determination by the Surviving Corporation is required to effectuate any indemnification, the Indemnified Parties will conclusively be deemed to have met the applicable standards for indemnification with respect to any actions or omissions of such Indemnified Parties as an officer or director of the Company or Parent on or prior to the Effective Time relating to any of the transactions contemplated by this Agreement.

                                      52.

        (c) Parent and the Surviving Corporation jointly and severally agree to pay all expenses, including attorneys' fees, that may be incurred by the Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 6.5.

        (d) Parent shall maintain in effect for a period of three years after the Effective Time the policy of officers' and directors' liability insurance maintained by Parent on the date of this Agreement, with coverage in amount and scope at least as favorable as the Parent's existing directors' and officers' liability insurance coverage, provided that such policy shall not be required to be maintained if equivalent coverage is provided to such Persons under another policy of officers' and directors' liability insurance; and provided further that in no event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premium currently paid by Parent for such insurance; and provided further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

        (e) This Section 6.5 shall survive the consummation of the Merger and the Effective Time, is intended to benefit and may be enforced by the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

        6.6  Additional Agreements.

        (a) Subject to Section 6.6(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to
Section 6.6(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

        (b) Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall have any obligation under this Agreement (i) to dispose of any assets; (ii) to discontinue offering any product; (iii) to license or otherwise make available to any Person any technology, software or other Proprietary Asset; (iv) to hold separate any assets or operations (either before or after the Closing Date); or (v) to make any commitment (to any Governmental Body or otherwise) regarding its future operations.

        6.7 Disclosure. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither party shall, nor shall permit any of its Representatives to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement

                                      53.

unless (a) the other party shall have approved such disclosure or (b) the party making such disclosure shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law.

        6.8 Affiliate Agreements. The Company shall use all reasonable efforts to cause each Person identified in Part 2.19 of the Acquired Corporation Disclosure Schedule and each other Person who is or becomes an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company to execute and deliver to Parent, prior to the date of the mailing of the Joint Proxy Statement/Prospectus to the Company's stockholders, an Affiliate Agreement in the form of Exhibit D.

        6.9  Tax Matters.

        (a) At or prior to the filing of the Form S-4 Registration Statement, Parent and Merger Sub and the Company shall execute and deliver to Cooley Godward LLP and to Pillsbury Madison & Sutro LLP tax representation letters in the forms attached hereto as Exhibits E and F, respectively.

        (b) Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to Pillsbury Madison & Sutro LLP the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to
Section 6.9(a).

        (c) Parent and the Company shall use all reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax free reorganization under
Section 368(a) of the Code.

        (d) Following delivery of the tax representation letters pursuant to
Section 6.9(a), each of Parent and the Company shall use its reasonable efforts to cause Pillsbury Madison & Sutro LLP and Cooley Godward LLP, respectively, to deliver promptly to it a legal opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters delivered pursuant to Section 6.9(a).

        6.10  Corporate Governance.

        (a) Parent shall obtain and deliver to the Company at the Closing the resignation of each officer and director of Parent, other than the resignation of James Kochman as a director of Parent.

        (b) Parent shall take all necessary action to reconstitute the Board of Directors of Parent to consist as of the Effective Time of the individuals identified in Exhibit H.

        6.11 Resignations. The parties agree that any written resignation that is entered into by an employee of Parent, and which is delivered by such employee at the request of the Company, shall be considered for all purposes a termination of such employee without cause. A resignation by an individual as a director or officer of Parent shall not, in and of itself, constitute a resignation as an employee as described in this Section 6.11.

                                      54.

        6.12 Registration Rights Agreement. Parent shall execute and enter into a Registration and Stockholder Rights Agreement, in the form of Exhibit G, with ABB and its affiliates.

Section 7.  Conditions Precedent to Obligations of Parent and Merger Sub

        The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        7.1 Accuracy of Representations. The representations and warranties of each of the Acquired Corporations contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Acquired Corporation Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

        7.2 Performance of Covenants. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        7.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

        7.4  Parent Stockholder Approval. This Agreement, the Parent
Preferred Stock Conversion, Reverse Stock Split, the Increased Authorization and the Name Change shall have been duly adopted by the Parent Required Vote.

        7.5 Company Stockholder Approval. This Agreement shall have been duly adopted by the Company Required Vote.

        7.6 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

        (a) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in the form of Exhibit I; and

        (b) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 7.1, 7.2,
7.5 and 7.7 have been duly satisfied.

        7.7 No Material Adverse Change. There shall have been no material adverse change in the business, condition, capitalization, assets, liabilities, operations or financial performance of the Company since the date of this Agreement.

                                      55.

        7.8 HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        7.9 Additional Shares. The shares of Parent Common Stock to be issued in the Merger shall have been approved for trading (subject to notice of issuance) on the Nasdaq Small Cap Market.

        7.10 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        7.11 Consents. All material Consents required to be obtained by the Company in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 7.11 of the Acquired Corporation Schedule) shall have been obtained and shall be in full force and effect.

Section 8.  Conditions Precedent to Obligations of the Company

        The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

        8.1 Accuracy of Representations. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

        8.2 Performance of Covenants. Each covenant or obligation that Parent or Merger Sub is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        8.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

        8.4  Parent Stockholder Approval. This Agreement, the Preferred
Stock Conversion, the Reverse Stock Split, the Increased Authorization and the Name Change shall have been duly adopted by the Parent Required Vote.

        8.5 Company Stockholder Approval. This Agreement shall have been duly adopted and approved by the Company Required Vote.

                                      56.

        8.6 Parent Capitalization. The Parent Preferred Stock Conversion, the Reverse Stock Split and the Increased Authorization shall have been duly effected.

        8.7 Consents. All material Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 8.7 of the Parent Disclosure Schedule) shall have been obtained and shall be in full force and effect.

        8.8 Agreements and Documents. The Company shall have received the following agreements and documents, each of which shall be in full force and effect:

        (a) Affiliate Agreements in the form of Exhibit D, executed by each Person who could reasonably be deemed to be an "affiliate" of the Company (as that term is used in Rule 145 under the Securities Act);

        (b) a legal opinion of Pillsbury Madison & Sutro LLP dated as of the Closing Date, in the form of Exhibit J;

        (c) a legal opinion of Cooley Godward LLP dated as of the Closing Date and addressed to the Company, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters referred to in Section 6.9); PROVIDED, HOWEVER, that if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Parent renders such opinion to the Company. In rendering such opinion, such firm may rely on the tax representation letters referred to in Section 6.9;

        (d) a certificate executed on behalf of Parent by its Chief Executive Officer confirming that the conditions set forth in Sections 8.1, 8.2, 8.4, 8.6,
8.7 (insofar as it relates to the Consents identified in Part 8.7 of the Parent Disclosure Schedule), 8.9, 8.10 and 8.18 have been duly satisfied;

        (e) the written resignations of all officers and directors of Parent (except for the resignation of James Kochman as a director of Parent), effective as of the Effective Time;

        (f) evidence of Parent's compliance with Section 6.10(b); and

        (g) a Registration and Stockholder Rights Agreement in the form of Exhibit G, executed by Parent and ABB.

        8.9 No Material Adverse Change. There shall have been no material adverse change in the business, condition, capitalization, assets, liabilities, operations or financial performance of Parent since the date of this Agreement.

        8.10 Market for Parent Common Stock. Parent Common Stock shall be traded on the Nasdaq SmallCap Market and the Company shall be reasonably satisfied that Parent has complied with NASD Manual Rule 4330 (f).

                                      57.

        8.11 HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        8.12 Additional Shares. The shares of Parent Common Stock to be issued in the Merger shall have been approved for trading (subject to notice of issuance) in the Nasdaq SmallCap Market.

        8.13 Appraisal Rights. Not more than one percent (1%) of the outstanding shares of Company Common Stock and not more than one percent (1%) of the outstanding shares of Company Preferred Stock shall have appraisal rights available under Section 262 of the DGCL.

        8.14 Blue Sky Law. Parent shall have received all permits and other authorizations required under applicable state securities laws for the issuance of shares of Parent Common Stock pursuant to the Merger.

        8.15 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        8.16 No Governmental Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent, the Company or any of its subsidiaries any damages that may be material to the combined company after the Effective Time;
(c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of Parent or of the Company.

        8.17 No Other Litigation. There shall not be pending any Legal Proceeding in which there is a reasonable possibility of an outcome that would have a Material Adverse Effect on the Company or on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent, the Company or any of its subsidiaries any damages that may be material to the combined company after the Effective Time;
(c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of Parent or of the Company.

        8.18 Taxes. All Parent Returns due to be filed on or before the Closing Date (a) shall have been filed and (b) shall have been prepared in all material respects in compliance with all applicable Legal Requirements.

                                      58.

Section 9.  Termination

        9.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the stockholders of Parent or the Company):

        (a) by mutual written consent of Parent and the Company;

        (b) by either Parent or the Company if the Merger shall not have been consummated by June 30, 1998 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

        (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

        (d) by either Parent or the Company if (i) the Company Stockholders' Meeting shall have been held and (ii) this Agreement shall not have been adopted at such meeting by the Company Required Vote;

        (e) by either Parent or the Company if (i) the Parent Stockholders' Meeting shall have been held and (ii) this Agreement, the Reverse Stock Split, the Parent Preferred Stock Conversion, the Increased Authorization or the Name Change shall not have been adopted at such meeting by the Parent Required Vote;

        (f) by the Company (at any time prior to the adoption of this Agreement by the Parent Required Vote) if a Triggering Event shall have occurred;

        (g) by Parent if any of the Company's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of the Company's covenants contained in this Agreement shall have been breached in any material respect; PROVIDED, HOWEVER, that if an inaccuracy in the Company's representations and warranties or a breach of a covenant by the Company is curable by the Company and the Company is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 9.1(g) on account of such inaccuracy or breach; or

        (h) by the Company if any of Parent's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of Parent's covenants contained in this Agreement shall have been breached in any material respect; PROVIDED, HOWEVER, that if an inaccuracy in Parent's representations and warranties or a breach of a covenant by Parent is curable by Parent and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 9.1(h) on account of such inaccuracy or breach.

                                      59.

        9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that (a) this Section 9.2, Section 9.3 and
Section 10 shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any party from any liability for any breach of any representation, warranty or covenant contained in this Agreement.

        9.3  Expenses; Termination Fees.

        (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated;

        (b) (i) If this Agreement is terminated by Parent or the Company pursuant to Section 9.1(e), or if this Agreement is terminated by the Company pursuant to Section 9.1(f), and (ii) if prior to the date six months after the date of such termination, (A) Parent enters into any agreement involving an Acquisition Transaction, (B) a tender offer, an exchange offer, or a share exchange is commenced that would constitute an Acquisition Transaction if completed or (C) an Acquisition Transaction is otherwise consummated (each, the "Alternate Transaction") then, upon consummation of such Alternate Transaction, Parent shall pay to the Company, in cash, a nonrefundable fee in the amount of $500,000.

        (c) The fee referred to in Section 9.3(b) shall be paid by Parent within two (2) business days after becoming payable pursuant to Section 9.3(b).

        (d) If this Agreement is terminated by Parent or the Company pursuant to
Section 9.1(d), then the Company shall pay to Parent within two (2) business days of the date of the termination a nonrefundable fee in the amount of $500,000 to cover Parent's expenses in connection with the proposed transaction.

Section 10.   Miscellaneous Provisions

        10.1 Amendment. This Agreement may be amended with the approval of the respective Boards of Directors of the Company and Parent at any time before or after adoption of this Agreement by the stockholders of the Company or the stockholders of Parent; PROVIDED, HOWEVER, that after any such adoption of this Agreement by Parent's stockholders or the Company's stockholders, no amendment shall be made which (a) by law requires further approval of the stockholders of the Company without the further approval of such stockholders or
(b) requires further approval of the stockholders of Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        10.2  Waiver.

        (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or

                                      60.

remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

        (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        10.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

        10.4  Entire Agreement; Counterparts; Applicable Law. This
Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall be governed in all respects by the laws of the State of Delaware as applied to contracts entered into and to be performed entirely within Delaware.

        10.5  Disclosure Schedule. The Acquired Corporation Disclosure
Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2, and shall not be deemed to relate to or to qualify any other representation or warranty. The Parent Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 3, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 3, and shall not be deemed to relate to or to qualify any other representation or warranty.

        10.6 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

        10.7 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor the Company's rights hereunder may be assigned by the Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Except as set forth in Section 6.5 with respect to the current directors and officers of the Company and Parent, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                                      61.

        10.8 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

               IF TO PARENT:

               Paradigm Technology, Inc.
               694 Tasman Drive
               Milpitas, CA  95035
               Attn:  Michael Gulett
               Phone:  (408) 954-0500
               Fax:  (408) 954-1046

               WITH A COPY TO:

               Pillsbury Madison & Sutro LLP
               2550 Hanover Street
               Palo Alto, CA  94304-1115
               Attn:  Allison M. Leopold Tilley
               Phone:  (650) 233-4518
               Fax:  (650) 233-4545


               IF TO MERGER SUB:

               same information as Parent


               IF TO THE COMPANY:

               IXYS Corporation
               3540 Bassett Street
               Santa Clara, CA  95054-2704
               Attn:  Dr. Nathan Zommer
               Phone:  (408 982-0700
               Fax:  (408) 496-6104

               WITH A COPY TO:

               Cooley Godward LLP
               Five Palo Alto Square
               3000 El Camino Real
               Palo Alto, CA  94306-2155
               Attn:  James R. Jones

                                      62.

               Phone:  (650) 843-5063
               Fax:  (650) 857-0663


        10.9 Cooperation. The Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

        10.10  Construction.

        (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

        (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

        (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                                      63.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                            PARADIGM TECHNOLOGY, INC.


                                            By:  /s/ Michael Gulett
                                                --------------------------------
                                            Name:  Michael Gulett
                                                  ------------------------------
                                            Title:  President, CEO
                                                   -----------------------------


                                            PARADIGM ENTERPRISES, INC.


                                            By:  /s/ Michael Gulett
                                                --------------------------------
                                            Name:  Michael Gulett
                                                  ------------------------------
                                            Title:  President, CEO
                                                   -----------------------------


                                            IXYS CORPORATION


                                            By:  /s/ Nathan Zommer
                                                --------------------------------
                                            Name:  Nathan Zommer
                                                  ------------------------------
                                            Title:  President, CEO
                                                   -----------------------------


                                      64.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        ACQUIRED CORPORATION CONTRACT. "Acquired Corporation Contract" shall mean any Contract: (a) to which any Acquired Corporation is a party; (b) by which any Acquired Corporation or any asset of any Acquired Corporation is or may become bound or under which any Acquired Corporation has, or may become subject to, any obligation; or (c) under which any Acquired Corporation has or may acquire any right or interest.

        ACQUIRED CORPORATION DISCLOSURE SCHEDULE. "Acquired Corporation Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 10.5 and that has been delivered by the Company to Parent on the date of this Agreement and signed by the President of the Company.

        ACQUIRED CORPORATION PROPRIETARY ASSET. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any Acquired Corporation or otherwise used by any Acquired Corporation.

        ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer, proposal or inquiry (other than offers, proposals or inquiries exchanged between Parent and the Company) contemplating or otherwise relating to any Acquisition Transaction.

        ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of related transactions (other than a Preferred Sale) involving:

                       (A) any merger, consolidation, share exchange, business
               combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which the Subject Corporation is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires the Subject Corporation or more than 50% of the Subject Corporation's business or directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of the Subject Corporation or (iii) in which the Subject Corporation issues securities representing more than 20% of the outstanding securities of any class of voting securities of the Subject Corporation;

                       (B) any sale, lease, exchange, transfer, license,
               acquisition or disposition of more than 50% of the assets of the Subject Corporation; or

                       (C) any liquidation or dissolution of the Subject Corporation.

        AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

        ABB. "ABB" shall have the meaning assigned to it in Section 6.4 of the Agreement.

        COMPANY CAPITAL STOCK. "Company Capital Stock" shall mean the Company Common Stock and Company Preferred Stock, collectively.

        COMPANY OPTION. "Company Option" shall have the meaning ascribed to it in Section 2.3(b) of the Agreement.

        COMPANY COMMON STOCK. "Company Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Company.

        COMPANY PLANS. "Company Plans" shall have the meaning ascribed to it in
Section 2.3(b) of the Agreement.

        COMPANY PREFERRED STOCK. "Company Preferred Stock" shall mean the Series A Preferred Stock, $0.001 par value per share, of the Company and the Series B Preferred Stock, $0.001 par value per share, of the Company, collectively.

        COMPANY WARRANT. "Company Warrant" shall have the meaning ascribed to it in Section 2.3(c) of the Agreement.

        CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

        ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        FORM S-4 REGISTRATION STATEMENT. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

        HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        INCREASED AUTHORIZATION. "Increased Authorization" shall have the meaning ascribed to it in Section 5.4 of the Agreement.

        JOINT PROXY STATEMENT/PROSPECTUS. "Joint Proxy Statement/Prospectus" shall mean the joint proxy statement/prospectus to be sent to (i) the Parent's stockholders in connection with the Parent Stockholders' Meeting and (ii) the Company's stockholders in connection with the Company Stockholders' Meeting.

        LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on:

        (a) Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of Parent; (ii) the ability of Parent to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform obligations under this Agreement; or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of Parent and its subsidiaries, taken as a whole.

        (b) The Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations, taken as a whole; or (ii) the ability of the Acquired Corporations to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform obligations under this Agreement. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of the Acquired Corporations, taken as a whole.

        NAME CHANGE. "Name Change" shall have the meaning ascribed to it in
Section 5.4 of the Agreement.

        PARENT AUDITED BALANCE SHEET. "Parent Audited Balance Sheet" shall have the meaning ascribed to it in Section 3.4(c).

        PARENT CONTRACT. "Parent Contract" shall mean any Contract: (a) to which Parent is a party; (b) by which Parent or any asset of Parent is or may become bound or under which Parent has, or may become subject to, any obligation; or
(c) under which Parent has or may acquire any right or interest.

        PARENT DISCLOSURE SCHEDULE. "Parent Disclosure Schedule" shall mean the disclosure schedule that has been prepared by Parent in accordance with the requirements of Section 10.5 and that has been delivered by Parent to the Company on the date of this Agreement and signed by the President of Parent.

        PARENT PREFERRED STOCK CONVERSION. "Parent Preferred Stock Conversion" shall have the meaning ascribed to it in Section 5.4 of the Agreement.

        PARENT PROPRIETARY ASSET. "Parent Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to Parent or otherwise used by Parent.

        PERSON. "Person" shall mean any individual, Entity or Governmental Body.

        PREFERRED SALE. "Preferred Sale" shall have the meaning ascribed to it in Section 3.5(d).

        PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

        REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        REVERSE STOCK SPLIT "Reverse Stock Split" shall have the meaning ascribed to it in Section 5.4 of the Agreement.

        SEC. "SEC" shall mean the United States Securities and Exchange Commission.

        SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

        SUBJECT CORPORATION. "Subject Corporation" shall mean Parent when the context of the Agreement so indicates, or the Company when the context of the Agreement so indicates.

        SUPERIOR OFFER. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase more than 50% of outstanding capital stock of the Subject Corporation on terms that the board of directors of the Subject Corporation determines in its reasonable judgment, based upon the written advice of its financial advisor, to be more favorable to the stockholders of the Subject Corporation than the terms of the Merger; PROVIDED, HOWEVER, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

        TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        TRIGGERING EVENT. A "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Parent shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to the Company its unanimous recommendation in favor of adoption of each of this Agreement, the Parent Preferred Stock Conversion and the Reverse Stock Split; (ii) Parent shall have failed to include in the Joint Proxy Statement/Prospectus the unanimous recommendation of the Board of Directors of Parent in favor of adoption of each of this Agreement, the Parent Preferred Stock Conversion and the Reverse Stock Split; (iii) the Board of Directors of Parent fails to reaffirm its unanimous recommendation in favor of adoption of each of this Agreement, the Parent Preferred Stock Conversion and the Reverse Stock Split within five business days after the Company requests in writing that such recommendation be reaffirmed; (iv) the Board of Directors of Parent shall have approved, endorsed or recommended any Acquisition Proposal; (v) Parent shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (vi) Parent shall have failed to hold the Parent Stockholders' Meeting as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act; (vii) a tender or exchange offer relating to securities of Parent shall have been commenced and Parent shall not have sent to its securityholders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that Parent recommends rejection of such tender or exchange offer; or (viii) an Acquisition Proposal is publicly announced, and Parent (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal.

                                    EXHIBIT B

                          CERTIFICATE OF INCORPORATION
                                       OF
                             [SURVIVING CORPORATION]

                                       I.

        The name of this corporation is [Surviving Corporation].

                                       II.

        The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, 19901, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                                      III.

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                       IV.

        1. This corporation is authorized to issue one class of stock to be designated "Common Stock". The total number of shares of Common Stock which the corporation is authorized to issue is one thousand (1,000) shares each having a par value of one-tenth of one cent ($0.001).

                                       V.

        For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

        1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

        2. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the corporation (considered for this purpose as one class); and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

        3. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

                                       2.

                                       VI.

        1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (I) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation law, as so amended.

        2. Neither any amendment nor repeal of this Article VI, nor the adoption of any provisions of the Corporation's Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect on this Article VI, in respect of any matter occurring, or any action, suite, claim or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                                      VII.

        The name and mailing address of the incorporator is as follows:

                                 James R. Jones
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                            Palo Alto, CA 94306-0663

                                       3.

                                      VIII.

        The corporation is to have perpetual existence.

                                       IX.

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true and accordingly have hereunto set my hand this ___ day of _________, 1998.



                                             __________________________________
                                             JAMES R. JONES
                                             SOLE INCORPORATOR

                                       4.

                                    EXHIBIT C

                       DIRECTORS OF SURVIVING CORPORATION




                                  Nathan Zommer
                                 Arnold Agbayani

                                    EXHIBIT D

                               AFFILIATE AGREEMENT


        THIS AFFILIATE AGREEMENT is being executed and delivered as of ___________________, 1998 by ____________________ ("Stockholder") in favor of and for the benefit of Paradigm Technology, Inc., a Delaware corporation ("Parent").

                                    RECITALS

        A. Stockholder is a Stockholder and is an officer and director of IXYS Corporation, a Delaware corporation (the "Company").

        B. Parent, the Company, and Paradigm Enterprises, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger and Reorganization dated as of March ___, 1998 (the "Merger Agreement"), providing for the merger of Merger Sub into the Company (the "Merger"). The Merger Agreement contemplates that, upon consummation of the Merger, (i) holders of shares of the capital stock of the Company will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of capital stock of the Company and (ii) the Company will become a wholly owned subsidiary of Parent. It is accordingly contemplated that Stockholder will receive shares of Parent Common Stock in the Merger.

        C. Stockholder understands that the Parent Common Stock being issued in the Merger will be issued pursuant to a registration statement on Form S-4, and that Stockholder may be deemed an "affiliate" of Parent as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the General Rules and Regulations of the Securities and Exchange Commission ("Rule 145") under the Securities Act of 1933, as amended (the "Act"), and, as such, Stockholder may only transfer, sell or dispose of such Parent Common Stock in accordance with this Affiliate Agreement and Rule 145.

                                    AGREEMENT

        1. REPRESENTATIONS AND WARRANTIES. Stockholder represents and warrants to Parent as follows:

        a. Stockholder is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number and class of shares of capital stock of the Company set forth beneath Stockholder's signature on the signature page hereof (the "Company Shares"), and Stockholder has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

                                       1.

        b. Stockholder has carefully read this Affiliate Agreement, and to the extent Stockholder felt necessary, has discussed with counsel the limitations imposed on Stockholder's ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock that Stockholder is to receive in the Merger (the "Parent Shares"). Stockholder fully understands the limitations this Affiliate Agreement places upon Stockholder's ability to sell, transfer or otherwise dispose of the Parent Shares.

        c. Stockholder understands that the representations, warranties and covenants set forth in this Affiliate Agreement will be relied upon by Parent and its counsel for purposes of determining whether Parent should proceed with the Merger and for various other purposes.

        2. PROHIBITIONS AGAINST TRANSFER. Stockholder agrees that Stockholder shall not effect any sale, transfer or other disposition of any Parent Shares unless:

        a. such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Act;

        b. such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Act, as evidenced by a broker's letter and a representation letter executed by Stockholder (satisfactory in form and content to Parent) stating that such requirements have been met;

        c.  counsel reasonably satisfactory to Parent shall have advised
Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

        d. an authorized representative of the SEC shall have rendered written advice to Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

        3. STOP TRANSFER INSTRUCTIONS; LEGEND.

        Stockholder acknowledges and agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and
(b) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

               "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE AND IN
          ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF      ,
          1998, BETWEEN THE REGISTERED HOLDER HEREOF AND PARADIGM

                                       2.

          TECHNOLOGY, INC., A COPY OF WHICH IS ON FILE AT THE
          PRINCIPAL OFFICES OF PARADIGM TECHNOLOGY, INC."

        4. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Stockholder set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

        5. SPECIFIC PERFORMANCE. Stockholder agrees that in the event of any breach or threatened breach by Stockholder of any covenant, obligation or other provision contained in this Affiliate Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach.

        6. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to Parent, Stockholder shall hold harmless and indemnify Parent from and against, and shall compensate and reimburse Parent for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge, cost or expense of any nature (whether or not relating to a third party claim) which is directly or indirectly suffered or incurred at any time by Parent or any of Parent's affiliates or to which Parent or any of Parent's affiliates otherwise becomes subject and that arises from any inaccuracy in or breach of any representation, warranty, covenant or obligation of Stockholder contained in this Affiliate Agreement.

        7. OTHER AGREEMENTS. Nothing in this Affiliate Agreement shall limit any of the rights or remedies of Parent under the Merger Agreement, [or the Voting Agreement dated as of March __, 1998 between Stockholder and Parent]; and nothing in the Merger Agreement [or said Voting Agreement] shall limit any of the rights or remedies of Parent under this Affiliate Agreement.

        8. NOTICES. Any notice or other communication required or permitted to be delivered to Stockholder or Parent under this Affiliate Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

                                       3.

               IF TO PARENT:

               Paradigm Technology, Inc.
               694 Tasman Drive
               Milpitas, CA  95035
               Attn:  Michael Gullet
               Phone:  (408) 954-0500
               Fax:  (408) 954-1046

               WITH A COPY TO:

               Pillsbury Madison & Sutro LLP
               2550 Hanover Street
               Palo Alto, CA  94304-1115
               Attn:  Allison M. Leopold Tilley
               Phone:  (650) 233-4518
               Fax:  (650) 233-4545


               IF TO STOCKHOLDER:




        9. SEVERABILITY. If any provision of this Affiliate Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Affiliate Agreement. Each provision of this Affiliate Agreement is separable from every other provision of this Affiliate Agreement, and each part of each provision of this Affiliate Agreement is separable from every other part of such provision.

        10. GOVERNING LAW. This Affiliate Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

        11. WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Affiliate Agreement, and no delay on the part of Parent in

                                       4.

exercising any power, right, privilege or remedy under this Affiliate Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Affiliate Agreement, or any power, right, privilege or remedy under this Affiliate Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        12. CAPTIONS. The captions contained in this Affiliate Agreement are for convenience of reference only, shall not be deemed to be a part of this Affiliate Agreement and shall not be referred to in connection with the construction or interpretation of this Affiliate Agreement.

        13. FURTHER ASSURANCES. Stockholder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Affiliate Agreement.

        14. ENTIRE AGREEMENT. This Affiliate Agreement, the Merger
Agreement, [and the Voting Agreement referred to in Section 7 of this Affiliate Agreement] set forth the entire understanding of Parent and Stockholder relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent and Stockholder relating to the subject matter hereof and thereof.

        15. NON-EXCLUSIVITY. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

        16. AMENDMENTS. This Affiliate Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

        17. ASSIGNMENT. This Affiliate Agreement and all obligations of Stockholder hereunder are personal to Stockholder and may not be transferred or delegated by Stockholder at any time. Parent may freely assign any or all of its rights under this Affiliate Agreement (including its indemnification rights under Section 6), in whole or in part, to any other person or entity without obtaining the consent or approval of Stockholder.

        18. BINDING NATURE. Subject to Section 17, this Affiliate Agreement will inure to the benefit of Parent and its successors and assigns and will be binding upon Stockholder and Stockholder's representatives, executors, administrators, estate, heirs, successors and assigns.

        19. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Affiliate Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees,

                                       5.

costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        20. SURVIVAL. Each of the representations, warranties, covenants and obligations contained in this Affiliate Agreement shall survive the consummation of the Merger.

        Stockholder has executed this Affiliate Agreement on , 1998.



                           Signature: _______________________________

                                                                 Number       of
                           shares of capital stock of the Company beneficially owned:

                           ______ shares of common stock

                                       6.

                                    EXHIBIT E

                        FORM OF TAX REPRESENTATION LETTER
                     TO BE EXECUTED BY PARENT AND MERGER SUB

Cooley Godward, LLP                     Pillsbury Madison & Sutro LLP
One Maritime Plaza,  20th Fl.           2550 Hanover Street
San Francisco, California 94111-3580    Palo Alto, California 94304-1115


RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (THE "MERGER AGREEMENT") DATED __________, 1998, AMONG PARADIGM TECHNOLOGY, INC., A DELAWARE CORPORATION ("PARENT"), PARADIGM ENTERPRISES, INC., A DELAWARE CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF PARENT ("MERGER SUB"), AND IXYS CORPORATION, A DELAWARE CORPORATION (THE "COMPANY"), AND THE RELATED CERTIFICATE OF MERGER BETWEEN MERGER SUB AND THE COMPANY (THE "CERTIFICATE OF MERGER").

Gentlemen:

This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement. The Merger Agreement and the Certificate of Merger, including exhibits and schedules attached thereto, are collectively referred to as the "AGREEMENTS."

After consulting with their counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

        1. Pursuant to the Merger, Merger Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Merger Sub. Specifically, the assets transferred to the Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of determining the percentage of the Company's and Merger Sub's net and gross assets held by the Company immediately following the Merger, the following assets will be treated as property held by Merger Sub or the Company, as the case may be, immediately prior but not subsequent to the Merger: (i) assets disposed of by the Company or Merger Sub (other than assets transferred from Merger Sub to the Company in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "PRE-MERGER PERIOD"); (ii) assets used by the Company or Merger Sub to pay stockholders perfecting appraisal rights or other expenses or liabilities incurred in connection with the Merger and (iii) assets used to make distribution, redemption or other payments in respect of stock of the Company or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

        2. Parent's principal reasons for participating in the Merger are bona fide business purposes not related to taxes;

        3. Prior to the Merger, Parent will be in "CONTROL" of Merger Sub. As used in this letter, "CONTROL" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

        4. In the Merger, shares of stock of the Company representing Control of the Company will be exchanged solely for shares of Parent Common Stock. For purposes of this paragraph, shares of stock of the Company exchanged in the Merger for cash and other property (including, without limitation, cash paid to stockholders of the Company perfecting appraisal rights, if any, or in lieu of fractional shares of Parent Common Stock) will be treated as shares of stock of the Company outstanding on the date of the Merger but not exchanged for shares of Parent Common Stock;

        5. Parent has no plan or intention to cause the Company to issue additional shares of stock after the Merger, or take any other action, that would result in Parent losing Control of the Company;

        6. Parent has no plan or intention to reacquire any of its stock issued pursuant to the Merger;

        7. Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(j)(4), Parent has no plan or intention to: (a) liquidate the Company; (b) merge the Company with or into another corporation including Parent or its affiliates; (c) sell, distribute or otherwise dispose of the stock of the Company, to cause the Company to sell or otherwise dispose of the stock of the Company; or (d) cause the Company to sell or otherwise dispose of any of its assets or of any assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or payment of expenses incurred by the Company pursuant to the Merger;

        8. In the Merger, Merger Sub will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities, except to the extent incurred in connection with the transactions contemplated by the Agreements;

                                       2.

        9. Parent intends that, following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business;

        10. During the past five (5) years, none of the outstanding shares of capital stock of the Company, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Parent or affiliates of Parent;

        11. Parent is not an investment Company within the meaning of Section 368(a)(F)(iii) and (iv) of the Code;

        12. No stockholder of the Company is acting as agent for Parent in connection with the Merger or the approval thereof; Parent will not reimburse any stockholder of the Company for any stock of the Company such stockholder may have purchased or for other obligations such stockholder may have incurred;

        13. Neither Parent nor Merger Sub is, or will be at the Effective Time of the Merger, under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

        14. Except for repurchases or redemptions of Parent Common Stock that are consistent with past practices and pursuant to pre-existing purchase programs that were not created or modified in connection with the Merger, neither Merger Sub nor Parent nor any "RELATED PERSON" of Merger Sub or Parent (as such term is defined by Treasury Regulation Section 1.368-1(e)(3)) will repurchase or redeem any of the Parent Common Stock to be issued to the stockholders of the Company in connection with the Merger;

        15. Except with respect to (i) payments of cash to stockholders of the Company perfecting appraisal rights and (ii) payments of cash to stockholders of the Company in lieu of fractional shares of Parent Common Stock, one hundred percent (100%) of the stock of the Company outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock. Thus, except as set forth in the preceding sentence, Merger Sub and Parent intend that no consideration be paid or received (directly or indirectly, actually or constructively) for stock of the Company other than Parent Common Stock;

        16. The total fair market value of all consideration other than Parent Common Stock received by stockholders of the Company in the Merger (including, without limitation, cash paid to stockholders of the Company perfecting appraisal rights) will be less than ten percent (10%) of the aggregate fair market value of stock of the Company outstanding immediately prior to the Merger;

        17. The fair market value of the Parent Common Stock received by each stockholder of the Company will be approximately equal to the fair market value of the stock of the Company surrendered in exchange therefor, and the aggregate consideration received by stockholders of the Company in exchange for their stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

                                       3.

        18. Each of Merger Sub, Parent, the Company and each stockholder of the Company will each pay separately his, her or its own expenses relating to the Merger;

        19. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired or will be settled at a discount as a result of the Merger, and Parent will assume no liabilities of the Company or any stockholder of the Company in connection with the Merger;

        20. The terms of the Merger Agreement and the agreements related thereto are the product of arm's length negotiations;

        21. None of the compensation received by any stockholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Parent Common Stock received by any stockholder-employee of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any stockholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

        22. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Company stockholders instead of issuing fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to the Company stockholders in exchange for their shares of Company Capital Stock. The fractional share interests of each Company stockholder will be aggregated, and no Company stockholder will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock;

        23. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a stockholder of Parent (a "STOCKHOLDER") during the Pre-Merger Period (a "STOCK PURCHASE"): (i) the Stock Purchase was made by such Stockholder not as a representative of Parent; (ii) the purchase price paid by such Stockholder pursuant to the Stock Purchase was not advanced, and will not be reimbursed, either directly or indirectly, by Parent; (iii) at no time was such Stockholder or any other party required or obligated to surrender to Parent the Company Capital Stock acquired in the Stock Purchase, and neither such Stockholder nor any other party will be required to surrender to Parent the Parent Common Stock for which such shares of stock of the Company will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger; and

        24. Parent and Merger Sub are authorized to make all of the representations set forth herein.

The undersigned recognize that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreements and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

                                       4.

The undersigned recognize that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                             Very truly yours,



                                             PARADIGM TECHNOLOGY, INC.,
                                             a Delaware corporation



                                             By:________________________________

                                             Title:_____________________________


                                             PARADIGM ENTERPRISES, INC.,
                                             a Delaware corporation



                                             By:________________________________

                                             Title:_____________________________

                                       5.

                                    EXHIBIT F

                         FORM OF TAX REPRESENTATION LETTER
                           TO BE EXECUTED BY THE COMPANY

Cooley Godward LLP                           Pillsbury Madison & Sutro LLP
One Maritime Plaza, 20th Fl.                 2550 Hanover Street
San Francisco, California CA 94111-3580      Palo Alto, California 94304-1115


RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (THE "MERGER AGREEMENT"), DATED ___________, 1998, AMONG PARADIGM TECHNOLOGY, INC., A DELAWARE CORPORATION ("PARENT"), PARADIGM ENTERPRISES, INC., A DELAWARE CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF PARENT ("MERGER SUB"), AND IXYS CORPORATION, A DELAWARE CORPORATION (THE "COMPANY"), AND THE RELATED CERTIFICATE OF MERGER BETWEEN THE COMPANY AND MERGER SUB (THE "CERTIFICATE OF MERGER").

Gentlemen:

This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement or the Certificate of Merger. The Merger Agreement and the Certificate of Merger, including exhibits and schedules attached thereto, are collectively referred to as the "AGREEMENTS."

After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

        1. Pursuant to the Merger, Merger Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Merger Sub. Specifically, the assets transferred to the Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of determining the percentage of the Company's and Merger Sub's net and gross assets held by the Company immediately following the Merger, the following assets will be treated as property held by Merger Sub or the Company, as the case may be, immediately prior but not subsequent to the Merger: (i) assets disposed of by the Company or Merger Sub (other than assets transferred from Merger Sub to the Company in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the

                                       1.

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Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "PRE-MERGER PERIOD"); (ii) assets used by the Company or Merger Sub to pay stockholders perfecting appraisal rights or other expenses or liabilities incurred in connection with the Merger and (iii) assets used to make distribution, redemption or other payments in respect of stock of the Company or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

        2. Other than in the ordinary course of business or pursuant to its obligations under the Agreements, the Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period;

        3. The Company's principal reasons for participating in the Merger are bona fide business purposes unrelated to taxes;

        4. On the Effective Time of the Merger, the Company will have no outstanding equity interests other than those disclosed in Section 2.3 of the Merger Agreement. At the time of the Merger, except as specified in the Merger Agreement, the Company will have no outstanding warrants, options, or convertible securities or any other type of right outstanding pursuant to which any person could acquire shares of the Company Capital Stock or any other equity interest in the Company, other than those disclosed in Section 2.3 of the Merger Agreement or the Disclosure Schedule with respect thereto;

        5. In the Merger, shares of stock of the Company representing "CONTROL" of the Company will be exchanged solely for shares of voting stock of Parent. At the Effective Time of the Merger, there will exist no rights to acquire the Company Capital Stock or to vote (or restrict or otherwise control the vote of) shares of stock of the Company which, if exercised, would affect Parent's acquisition and retention of control of the Company. For purposes of this paragraph, shares of the stock of Company exchanged in the Merger for cash and other property (including, without limitation, cash paid to stockholders of the Company perfecting appraisal rights, if any, or in lieu of fractional shares of Parent Common Stock) will be treated as shares of stock of the Company outstanding on the date of the Merger but not exchanged for shares of voting stock of Parent. As used in this letter, "CONTROL" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

        6. The total fair market value of all consideration other than shares of Parent Common Stock received by stockholders of the Company in the Merger (including, without limitation, cash paid to Company stockholders perfecting appraisal rights or in lieu of fractional shares of Parent Common Stock) will be less than ten percent (10%) of the aggregate fair market value of shares of stock of the Company outstanding immediately prior to the Merger;

                                       2.

        7. The Company has no plan or intention to issue additional shares of stock after the Merger, or take any other action, that would result in Parent losing Control of the Company;

        8. Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(j)(4), the Company has no plan or intention to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub in the Merger except for dispositions made in the ordinary course of business or to pay expenses incurred by the Company pursuant to the Merger;

        9. The Company intends to continue its historic business or use a significant portion of its historic business assets in a business following the Merger;

        10. The liabilities of the Company have been incurred by the Company in the ordinary course of its business;

        11. The fair market value of the Company's assets will, on the Effective Time of the Merger, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject;

        12. The Company is not and will not be on the Effective Time of the Merger an "INVESTMENT COMPANY" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

        13. The Company is not and will not be on the Effective Time of the Merger under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

        14. The Company has made no extraordinary distributions within the meaning of Temporary Federal Treasury Regulation Section 1.368-1T(e) with respect to its stock, prior to and in connection with the Merger;

        15. The Company has not redeemed and no "RELATED PERSON" with respect to the Company, as such term is defined by Treasury Regulation Section 1.368-1(e)(3), (without regard to Section 1.368-1(e)(3)(i)(a)), has purchased any Company Capital Stock prior to and in connection with the Merger;

        16. Except with respect to (i) payments of cash to stockholders of the Company in lieu of fractional shares of Parent Common Stock, and (ii) payments of cash to stockholders of the Company perfecting appraisal rights, one hundred percent (100%) of the shares of stock of the Company outstanding immediately prior to the Merger will be exchanged solely for shares of Parent Common Stock. Thus, except as set forth in the preceding sentence, the Company intends that no consideration be paid or received (directly or indirectly, actually or constructively) for shares of stock of the Company other than shares of Parent Common Stock;

        17. The fair market value of the shares of Parent Common Stock received by each stockholder of the Company will be approximately equal to the fair market value of the shares of stock of the Company surrendered in exchange therefor and the aggregate consideration received by stockholders of the Company in exchange for their shares of stock of the Company will be

                                       3.

approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

        18. Each of Merger Sub, Parent, the Company and each stockholder of the Company will each pay separately his, her or its own expenses relating to the Merger;

        19. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company that was issued, acquired, or will be settled at a discount as a result of the Merger; Parent will assume no liabilities of the Company or any stockholder of the Company in connection with the Merger;

        20. The terms of the Merger Agreement and the other agreements relating thereto are the product of arm's length negotiations;

        21. None of the compensation received by any stockholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Parent Common Stock received by any stockholder-employees of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any stockholder-employees of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

        22. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a stockholder of Parent (a "Stockholder") during the Pre-Merger period (a "Stock Purchase"): (i) to the best knowledge of the Company, (A) the Stock Purchase was made by such Stockholder on its own behalf, rather than as a representative, or for the benefit, of Parent, (B) the Stock Purchase was entered into solely to satisfy the separate interests of such Stockholder and the seller, and (C) the purchase price paid by such Stockholder pursuant to the Stock Purchase was the product of arm's length negotiations; and
(ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger; and

        23. The Company is authorized to make all of the representations set forth herein.

        The undersigned recognizes that (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreements and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects.

Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of the Company pursuant to Parent's exercise of control over the Company after the Merger.

                                       4.

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The undersigned recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                             Very truly yours,


                                             IXYS CORPORATION,
                                             a Delaware corporation



                                             By:________________________________

                                             Title:_____________________________

                                       5.

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                                    EXHIBIT G

                  REGISTRATION AND STOCKHOLDER RIGHTS AGREEMENT


          THIS REGISTRATION AND STOCKHOLDER RIGHTS AGREEMENT (the "Agreement") is made as of the _____ day of ____________________, 1998, by and between
Paradigm Technology, Inc., a Delaware corporation (the "Company"), and Asea Brown Boveri A.G., a corporation formed under the laws of Germany and Asea Brown Boveri, Inc., a Delaware corporation (collectively, the "Stockholder").


                                 R E C I T A L S

          WHEREAS, the Company, IXYS Corporation, a Delaware corporation ("IXYS") and Paradigm Enterprises, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), have entered into an Agreement and Plan of Merger and Reorganization dated as of March 6, 1998 (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into IXYS with IXYS as the surviving corporation (the "Merger");

          WHEREAS, pursuant to the terms of the Merger, the Stockholder's shares of common stock of IXYS, par value $0.001 per share, will be exchanged for the right to receive shares of the common stock of the Company, par value $0.01; (the "Common Stock"); and

          WHEREAS, in connection with the Merger and pursuant to the Merger Agreement, the Company has agreed to provide the Stockholder with certain registration rights as set forth herein.

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     I. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

          1.1 DEFINITIONS. For purposes of this Section 1:

               (a) The term "Act" means the Securities Act of 1933, as amended.

               (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (c) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

               (d) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (e) The term "Registrable Securities" means (i) all or any shares of Common Stock received by the Stockholder in connection with the Merger (all such Shares, the "Merger Shares"), (ii) any shares of Common Stock issued as a dividend or distribution with respect to, or in exchange for, or in replacement of, the Merger Shares, and (iii) any shares of Common Stock issuable upon the conversion or exercise of any warrant or right.

               (f) The term "SEC" shall mean the Securities and Exchange Commission.

          1.2 DEMAND REGISTRATION.

               (a) If at any time after the date hereof, the Company shall receive a written request from the Stockholder that the Company file a registration statement under the Act covering the registration of at least twenty five percent (25%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000), then the Company shall:

                    (i) effect as soon as practicable, and in any event within 90 days after receipt of such request, the registration under the Act of all Registrable Securities which the Stockholder request to be registered.

               (b) If the Stockholder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to subsection 1.2(a). The underwriter or underwriters will be selected by the Stockholder and shall be reasonably acceptable to the Company. The Stockholder (together with the Company as provided in subsection 1.4(e)) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

               (c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                    (i) if more than one registration has been effected pursuant to this Section 1.2 in any preceding twelve (12) month period and such registration has been declared or ordered effective, or more than two such registrations have been declared or ordered effective overall;

                    (ii) During the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date
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

     ninety (90) days after the effective date of, a registration subject to
     Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                    (iii) If the Stockholder proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.10 below; or

                    (iv) if the Company shall furnish to the Stockholder a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Stockholder; provided that such right to delay a request, whether pursuant to this
     Section 1.2 or Section 1.10, shall be exercised by the Company not more than once in any twelve (12) month period.

          1.3 COMPANY REGISTRATION.

               (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Stockholder) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company employee benefit plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give the Stockholder written notice of such registration. Upon the written request of the Stockholder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.7, cause to be registered under the Act all of the Registrable Securities that the Stockholder has requested to be registered.

               (b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not the Stockholder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.6 hereof.

          1.4 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

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

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Stockholder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Stockholder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement; provided that, except as to a registration statement and prospectus pursuant to Section 1.3 hereof, the Company shall not file any amendment or supplement to such registration statement or prospectus to which the Stockholder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act, having been furnished with a copy thereof at the earliest practicable date.

               (c) Furnish to the Stockholder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Stockholder may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Stockholder.

               (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Stockholder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general Consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Stockholder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify the Stockholder at any time when a prospectus relating to the registration of Registrable Securities is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

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

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable securities, in each case not later than the effective date of such registration.

               (i) Use its reasonable best efforts to furnish, at the request of the Stockholder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Stockholder and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and, if permitted by applicable accounting standards, to the Stockholder (or if delivery of such letter is not permitted by applicable accounting standards, deliver to the Stockholder a copy of such letter addressed to the underwriters, if any).

          1.5 EXPENSES OF DEMAND REGISTRATION AND S-3 REGISTRATION. All expenses, other than underwriting discounts and commissions, incurred in connection with the first registration pursuant to this Agreement (other than pursuant to Section 1.3) and related filings or qualifications, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and the reasonable fees and disbursements of counsel for the Company (collectively, the "Registration Expenses") shall be borne as follows: (i) the Company shall pay the lesser of (A) fifty percent (50%) of the Registration Expenses or (B) $100,000, and (ii) the Stockholder shall pay the remaining Registration Expenses. The Stockholder shall pay (i) one hundred percent (100%) of all Registration Expenses incurred following the first such registration, (ii) the fees and disbursements of any counsel retained by it in connection with any such registrations, and (iii) any underwriting discounts or commissions payable with respect to any Registrable Securities sold by it.

          1.6 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for the Stockholder (which right may be assigned as provided in Section 1.11), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto but excluding underwriting discounts and commissions relating to Registrable Securities. The fees and disbursements of any counsel retained by the Stockholder in connection with any such registrations shall be paid by the Stockholder.

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

          1.7 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Stockholder's securities in such underwriting unless the Stockholder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but, except with respect to any one offering pursuant to Section 1.3 following the first such offering pursuant to Section
1.3 to occur after the closing date of the Merger, in no event shall the amount of securities of the Stockholder included in the offering be reduced below twenty five percent (25%) of the total amount of securities included in such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a Stockholder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such Stockholder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

          1.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless the Stockholder, any underwriter (as defined in the Act) for the Stockholder and each person, if any, who controls the Stockholder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act,

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

any state securities law or any rule or regulation promulgated under the Act or the 1934 Act or any state securities law; and the Company will reimburse the Stockholder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Stockholder, underwriter or controlling person.

               (b) To the extent permitted by law, each Stockholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other selling stockholder in such registration statement and any controlling person of any such underwriter or other selling stockholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state-law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Stockholder expressly for use in connection with such registration; and such Stockholder will reimburse, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholder (which consent shall not be unreasonably withheld); provided, that, in no event shall any indemnity under this subsection 1.8(b) exceed the gross proceeds from the offering received by the Stockholder.

               (c) Promptly after receipt by an indemnified party under this
Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

               (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall, to the extent permitted by law, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) The obligations of the Company and the Stockholder under this
Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and the termination of this Agreement.

          1.9 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Stockholder the benefits of Rule 145 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

               (b) take such action as is necessary to enable the Stockholder to utilize Form S-3 for the sale of its Registrable Securities;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (d) furnish to the Stockholder, so long as the Stockholder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time when it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Stockholder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.10 FORM S-3 REGISTRATION. In case the Company shall receive from the Stockholder a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by the Stockholder, the Company will:

               (a) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Stockholder's Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.10: (A) if Form S-3 is not available for such offering by the Stockholder; (B) if the Stockholder proposes to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (C) if the Company has, within the twelve
(12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Stockholder pursuant to this Section 1.10 or has already effected four (4) registrations under this Agreement for the Stockholder (exclusive of registrations pursuant to Section 1.3), (D) if the Company shall furnish to the Stockholder a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Stockholder under this Section 1.10; provided, however, that such right to delay a request, whether pursuant to this
Section 1.10 or Section 1.2, shall be exercised by the Company not more than once in any twelve (12) month period, or (D) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (b) Subject to the foregoing, (i) the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Stockholder; and (ii) if requested by the Stockholder, in a transaction constituting (1) a private placement under Section 3(b)
                                       9
or 4(2) of the Act, or (2) under Rule 144A under the Act, the Company shall undertake to register such shares after the conclusion of such placement to permit such shares freely to be tradeable by the purchasers thereof.

               (c) The Company shall use its reasonable best efforts to keep any such registration described in Section 1.10(b) above , as the case may be, continuously effective for the period beginning on the date on which such registration is declared effective and ending on the first to occur of (A) one hundred twenty (120) days thereafter and (B) on the first date that all such Registrable Securities have been sold. During the period during which any such registration is effective, the Company shall supplement or make amendments to such registration, if required by the Act or if reasonably requested by the Stockholder or an underwriter of Registrable Securities, including to reflect any specific plan of distribution or method of sale, and shall use its reasonable best efforts to have such supplements and amendments declared effective as soon as practicable after filing.

               (d) Registrations effected pursuant to this Section 1.10 shall not be counted as registrations effected pursuant to Sections 1.2 or 1.3 herein.

          1.11 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by the Stockholder to one or more transferees or assignees of such securities who hold, pursuant to such assignment(s), a number of Registrable Securities constituting in excess of five percent (5%) of the outstanding shares of the Common Stock of the Company, provided: (a) the Company is, within ten (10) days after any such transfer, furnished with written notice of the name and address of such transferees or assignees and the securities with respect to which such registration rights are being assigned; (b) such transferees or assignees agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferees or assignees is restricted under the Act. In the event of any assignment by the Stockholder pursuant to this Section 1.11, any right of the Stockholder hereunder may only be exercised by written instrument executed by the holders of at least thirty percent (30%) of the Registrable Securities then outstanding (the "Written Instrument") and the Company may rely on the Written Instrument in effecting such right or rights to register Registrable Securities pursuant to Section 1. Upon any proper assignment of registration rights in accordance with this Section 1.11, any reduction (pursuant to Section 1.7) in the participation among holders of Registrable Securities in any registration subject to Section 1.7 shall, unless the Stockholder and such other holders of Registrable Securities notify the Company of their agreement otherwise, be allocated among such holders pro rata in accordance with their respective holdings of Registrable Securities.

          1.12 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Stockholder, enter into any agreement with any stockholder or prospective stockholder of any
                                       10
securities of the Company which would allow such stockholder or prospective stockholder (a) to include such securities in any registration filed under
Section 1.2 hereof, unless under the terms of such agreement, such stockholder or prospective stockholder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Stockholder which is included or (b) to make a demand registration which could result in such registration statement being declared effective within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

          1.13 TERMINATION OF REGISTRATION RIGHTS. The rights to registration set forth in this Section 1 shall terminate as to any particular Registrable Securities when (i) such Registrable Securities shall have been effectively registered under the Act and sold by the Stockholder in accordance with such registration, (ii) such Registrable Securities shall have been sold in compliance with Rule 145 promulgated under the Act, or (iii) the date which is four years after the earliest to occur of, after the Closing date of the Merger, the date of initial listing of the Common Stock of the Company on (1) the Nasdaq National Market System, (2) the American Stock Exchange, or (3) the New York Stock Exchange.

          1.14 DELAY OF REGISTRATION; FURNISHING INFORMATION.

               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2, 1.3 or 1.10 that the Stockholder shall furnish to the Company such information regarding itself, the Registrable Securities held by the Stockholder and the intended method of disposition of such securities as shall be required to effect the registration of the Stockholder's Registrable Securities.

     II. COVENANTS.

          2.1 BOARD OF DIRECTOR MEETINGS. As long as the Stockholder owns not less than ten percent (10%) of the total number of outstanding shares of Common Stock of the Company, (A) the Company shall, to the extent that the Stockholder does not then have a representative as a member of the Board of Directors of the Company, invite a representative of the Stockholder to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time as provided to its directors; provided, however, that such representative and the Stockholder shall agree to hold in confidence and trust and to act in a fiduciary manner for the benefit of the stockholders of the Company with respect to all information so provided, and (B) upon receipt of the agenda for a meeting of the Board of Directors of the Company or at any other time, the Stockholder may submit to the Company for discussion and consideration at the next subsequent meeting of the Board of Directors such matters as the Stockholder in its sole discretion shall determine. Notwithstanding the foregoing, the Company may exclude the Stockholder or its representatives from any deliberation of the Board of Directors if the Chairman of the Board of Directors delivers, prior to the date of such deliberation, a letter to the Stockholder stating that legal counsel to the Company has advised the Board of Directors that such exclusion is necessary to preserve attorney client privilege.

          2.2 INSPECTION AND COOPERATION. As long as the Stockholder owns not less than ten percent (10%) of the total number of outstanding shares of Common Stock of the Company, the Company shall permit the Stockholder and its representatives (including but not limited to accounting, legal and financial advisors) to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Stockholder for the purpose of evaluating its investment in the Company. In addition, in connection with any attempt by the Stockholder to sell some or all of the shares of Common Stock it owns in the Company to a potential purchaser (a "Potential Purchaser"), in a private transaction, the Company shall permit the Potential Purchaser and its representatives (including but not limited to accounting, legal and financial advisors) to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Stockholder and Potential Purchaser, provided that such Potential Purchaser enters into a confidentiality agreement containing customary terms and conditions for an agreement of that type; provided, that the Company shall not be obligated under this Section 2.2 with respect to a direct competitor of the Company.

          2.3 CONFIDENTIALITY. The Stockholder agrees to use, and to use its reasonable best efforts to cause its employees and its authorized representatives to use the same degree of care as the Stockholder uses to protect its own confidential information and to keep confidential any information furnished to it which the Company reasonably identifies as being confidential or proprietary (so long as such information is not in the public domain). The Stockholder further agrees not to use, and to cause its representatives and employees not to use any such confidential information for any purpose other than to evaluate the Stockholder's investment in the Company.

          2.4 NO ASSIGNMENT. The rights of the Stockholder under Sections 2.1 and 2.2 may not be assigned by the Stockholder without the consent of the Company.

     III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Stockholder as follows:

          3.1 REQUISITE CONSENTS; NONVIOLATION.

               (a) The Company has obtained all consents, approvals or authorizations of any third party that would be required as a result of the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement (the "Obtained Consents").

               (b) The Company further represents and warrants that the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement will not (a) require the consent, approval or authorization of any third party, other than the Obtained Consents, or (b) constitute a default under, violate or conflict with or permit any third party to modify, terminate, accelerate or rescind any term or provision of, any contract, agreement, arrangement or understanding to which the Company is a party or by which the Company is bound or to which the Company is subject.

          3.2 AUTHORITY FOR AGREEMENT. All corporate and other proceedings required to be taken by or on behalf of the Company to authorize the Company to enter into and carry out this Agreement have been duly and properly taken. This Agreement has been duly executed and delivered by the Company and is valid and binding upon the Company, subject as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     IV. MISCELLANEOUS.

          4.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          4.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California.

          4.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          4.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, (c) upon being sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

          4.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          4.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Stockholder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Stockholder, each person who becomes a transferee or assignee of the Stockholder after such amendment or waiver, and the Company.

          4.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          4.9 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          4.10 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   PARADIGM TECHNOLOGY, INC.


                                   By:      ____________________________________

                                   Title:   ____________________________________



                                   ASEA BROWN BOVERI A.G.


                                   By:      ____________________________________

                                   Title:   ____________________________________


                                   ASEA BROWN BOVERI, INC.

                                   By:      ____________________________________

                                   Title:   ____________________________________

                                    EXHIBIT H

                               DIRECTORS OF PARENT




                                 Arnold Agbayani
                                    Rolf Karg
                                  James Kochman
                                  Nathan Zommer

                                    EXHIBIT I

                      FORM OF OPINION OF COOLEY GODWARD LLP

       [ALL CAPITALIZED TERMS SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN
                                 THE AGREEMENT]

       [THE BELOW OPINIONS SHALL BE SUBJECT TO CUSTOMARY QUALIFICATIONS]


1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware and is qualified as a foreign corporation to do business in the State of California.

2. The Company has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted and to consummate the Merger pursuant to the terms of the Agreement.

3. The execution and delivery of the Agreement by the Company and the consummation of the Merger pursuant thereto (i) do not violate any provision of the Company's Certificate of Incorporation or Bylaws and (ii) do not violate or contravene any provision of any law, rule or regulation applicable to the Company in connection with transactions similar to that contemplated by the Agreement.

4. The Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. (Does not extend to Section 9.3).

5. All corporate action, including approval by the Company's Board of Directors and stockholders, required to be taken on the part of the Company to authorize the Agreement and consummate the Merger has been taken.

6. To our knowledge, all consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Agreement, have been made or obtained, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware

                                    EXHIBIT J
                FORM OF OPINION OF PILLSBURY MADISON & SUTRO LLP



                                             _________ __, 1998


IXYS Corporation
3540 Bassett Street
Santa Clara, CA 95054
Attn:  Dr. Nathan Zommer

        Re:    Agreement and Plan of Merger and Reorganization

Ladies and Gentlemen:

        We have acted as counsel to Paradigm Technology, Inc., a Delaware corporation (the "Parent") and Paradigm Enterprises, Inc., a Delaware corporation (the "Merger Sub") in connection with the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of March __, 1998, by and among the Parent, Merger Sub and IXYS Corporation (the "Company"). This opinion is provided to you in satisfaction of the requirement set forth in
Section 8.8(d) of the Merger Agreement. Terms not otherwise defined herein have the meanings given to them in the Merger Agreement.

        We have served as counsel to the Parent since 1994, although our representation has been limited to those matters referred to us by the Parent. We have represented Merger Sub since its formation. We have also acted as counsel to Paradigm and Merger Sub with respect to the preparation, execution and delivery of the Merger Agreement, and are familiar with the proceedings taken by the Parent and Merger Sub in connection therewith.

        In connection with this opinion, we have examined executed copies of the Merger Agreement (including exhibits and schedules thereto), records of proceedings of the directors and stockholders of the Parent and Merger Sub, the Certificate of Incorporation and Bylaws of the Parent and Merger Sub and such other documents and certificates of public officials and representatives of the Parent and Merger Sub as we have deemed necessary as a basis for the opinions expressed herein. As to questions of fact material to such opinions, we have, when relevant facts were not independently established, relied solely upon certificates, statements and representations of the officers of the Parent and Merger Sub.

IXYS Corporation
______________ ___, 1998
Page 2


        Based upon and subject to the qualifications set forth herein, it is our opinion that:

        1. The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full requisite corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. The Parent is qualified to transact business in the State of California.

        2. The Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full requisite corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties.

        3. The Parent has full corporate power and authority to enter into the Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Merger Agreement by Parent, and the consummation by the Parent of the transactions contemplated thereby, have been duly and validly approved by the Board of Directors of the Parent and by the stockholders of the Parent. The Merger Agreement has been duly and validly authorized, executed and delivered by the Parent and constitutes the legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms.

        4. The Merger Sub has full corporate power and authority to enter into the Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Merger Agreement by the Merger Sub, and the consummation by the Merger Sub of the transactions contemplated thereby, have been duly and validly approved by the Board of Directors of the Merger Sub and by the stockholder of the Merger Sub. The Merger Agreement has been duly and validly authorized, executed and delivered by the Merger Sub and constitutes the legal, valid and binding obligation of the Merger Sub enforceable against the Merger Sub in accordance with its terms.

        5. The execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby by the Parent do not violate any provision of the Restated Certificate of Incorporation, as amended, to date, or By-Laws, as amended to date, of the Parent and do not violate or contravene any governmental statute, rule or regulation applicable to the Parent.

        6. The execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby by the Merger Sub do not violate any provision of the Certificate of Incorporation, as amended to date, or By-Laws, as amended to date, of the Merger Sub and do not violate or contravene any governmental statute, rule or regulation applicable to the Merger Sub.

IXYS Corporation
______________ ___, 1998
Page 3

        7. To our knowledge, there is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body (either foreign or domestic) required by the Parent or Merger Sub or with respect to their assets or properties or otherwise for the consummation of the transactions contemplated by the Merger Agreement that has not been obtained or waived, except for (i) such consents, approvals, authorizations, registration or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of the Parent's Common Stock pursuant to the Merger Agreement, which are not required to be made until after the Effective Time and (ii) acceptance for filing of the Certificate of Merger by the Secretary of State of Delaware.

        8. To our knowledge, other than as set forth in the Merger Agreement (including the Parent Disclosure Schedule), there are no actions, suits, arbitrations or proceedings pending or overtly threatened against the Parent or any of its assets or properties which seek to prohibit, restrain or enjoin the transactions contemplated by the Merger Agreement and the Certificate of Merger.

        9. The Form S-4 Registration Statement has become effective under the Securities Act, and to our knowledge, no stop order proceeding with respect thereto has been instituted or threatened by the Securities and Exchange Commission.

        10. The shares of the Parent Common Stock to be issued in connection with the Merger will be, upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware and upon issuance pursuant to the terms of the Merger Agreement, be duly authorized, validly issued, fully paid and nonassessable and free of preemptive or similar rights contained in the Certificate of Incorporation or By-Laws of the Parent. Assuming the Company Options to be assumed by the Parent in the Merger were valid and binding obligations of the Company prior to the assumption thereof by the Parent, such Company Options will represent valid and binding obligations of the Parent when assumed by the Parent in accordance with the terms of the Merger Agreement. The shares of the Parent Common Stock issuable upon exercise of the Company Options, when issued in accordance with the respective terms of such Company Options, will be duly authorized, validly issued, fully paid and nonassessable.

        The foregoing opinions are subject to such matters as are set forth in the Merger Agreement and the following qualifications:

        Our opinions in paragraphs 3, 4 and 10 above are subject to and limited by: (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, fraudulent transfer, moratorium or other similar laws affecting or relating to the rights of creditors generally; (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law; (iii) the effect of applicable court decisions invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where the breach of such covenants or provisions imposes restrictions or

IXYS Corporation
______________ ___, 1998
Page 4

burdens upon an obligor, and it cannot be demonstrated that the enforcement of such restrictions or burdens is necessary for the protection of the creditors, or which have held that the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's covenants of good faith and fair dealing implied under law; (iv) limitations under federal or state securities laws or public policy relating thereto with respect to rights to indemnification or contribution; and (v) the effect of statutes and rules of law which cannot be waived prospectively by an obligor. We express no opinion regarding Section 9.3 of the Merger Agreement.

        We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or telecopied originals, the legal capacity of all natural persons, and, as to documents executed by entities other than the Parent or Merger Sub, that each such entity has complied with any applicable requirement to file returns and pay taxes under applicable California law and had the power to enter into and perform its obligations thereunder, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, such entities.

        We assume that you know of no agreements, understandings or negotiations between the parties not set forth in the Merger Agreement that would modify the terms or rights and obligations of the parties thereunder.

        This opinion is limited in all respects to matters governed by the laws of the State of California, the General Corporation Law, as amended, of the State of Delaware and the laws of the United States, and we express no opinion concerning the laws or regulations of any other jurisdiction or jurisdictions. We express no opinion as to the effect on the transaction of the antitrust laws of California, Delaware or the United States.

        Whenever a statement herein is qualified by "to our knowledge," "we are not aware" or similar phrase, it is limited to specific matters referred to us by the Parent or Merger Sub, and indicates that in the course of our representation of the Parent or Merger Sub no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any special or independent investigation to determine the accuracy of such statement, except as expressly described herein.

        This opinion is being delivered to you by us as counsel to the Parent and Merger Sub and may not be delivered to or relied upon by any other person without our express written approval.

                                             Very truly yours,


E-05247